                                                                     EXHIBIT 2.2



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                          EVANS FOREST PRODUCTS LIMITED

                                       AND

             LOUISIANA-PACIFIC CANADA ENGINEERED WOOD PRODUCTS LTD.

                                       AND

                   LOUISIANA-PACIFIC CANADA DAWSON CREEK LTD.

                                       AND

                          LOUISIANA-PACIFIC CANADA LTD.


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                                TABLE OF CONTENTS
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                                                                                             PAGE

PART A - INTENT AND INTERPRETATION OF AGREEMENT.................................................6

1.   INTENT OF AGREEMENT........................................................................6

         1.1.     Purchases and Sales...........................................................6
         1.2.     Aggregate Purchase Price......................................................7

2.   INTERPRETATION OF AGREEMENT................................................................7

         2.1.     Definitions...................................................................7
         2.2.     Schedules....................................................................15

PART B - SALE OF EVANS ASSETS BY EVANS TO L-P ENGINEERED WOOD..................................18

3.   SALE AND PURCHASE  OF EVANS ASSETS........................................................18

         3.1.     Sale of Evans Assets.........................................................18
         3.2.     Evans Assets.................................................................18
         3.3.     Liens........................................................................19
         3.4.     Excluded Evans Assets........................................................19
         3.5.     Allocation of the Purchase Price.............................................19
         3.6.     Payment of Taxes, Fees and Costs.............................................19
         3.7.     Additional Prepaid Expenses..................................................20

4.   PAYMENT AND ADJUSTMENT OF EVANS EQUIPMENT PURCHASE PRICE..................................20

         4.1.     Basic Evans Equipment Purchase Price.........................................20
         4.2.     Evans Equipment Purchase Price Adjustments at Closing........................20
         4.3.     Adjusted Evans Equipment Purchase Price......................................21
         4.4.     Payment of Adjusted Evans Equipment Purchase Price...........................21

5.   PAYMENT AND ADJUSTMENT OF RESIDUAL EVANS ASSETS PURCHASE PRICE............................21

         5.1.     Residual Evans Assets Purchase Price.........................................21
         5.2.     Residual Evans Assets Purchase Price Adjustments at Closing..................21
         5.3.     Estimated Residual Evans Assets Purchase Price at Closing....................23
         5.4.     Payment of Estimated Residual Evans Assets Purchase Price....................24
         5.5.     Holdback for Adjustment to Residual Evans Assets Purchase Price..............24
         5.6.     Indemnity Holdback...........................................................24
         5.7.     Post-Closing Residual Evans Assets Purchase Price Adjustment Procedure.......24
         5.8.     Post-Closing Residual Evans Assets Purchase Price Adjustment Payment.........24
         5.9.     Residual Evans Assets Adjustment Payment Not Subject to Minimum..............25

6.   DISPUTE OF STATEMENTS OF ADJUSTMENTS......................................................25

         6.1.     Notice of Adjustment Disagreement............................................25
         6.2.     Fees of Independent Accountant...............................................26

7.   ASSUMPTION OF LIABILITIES.................................................................26

         7.1.     Liability Assumption.........................................................26


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                                       3


PART C - SALE OF SLEC ASSETS BY EVANS TO L-P DAWSON CREEK......................................27

8.   SALE AND PURCHASE OF SLEC ASSETS..........................................................27

         8.1.     Sale of SLEC Assets..........................................................27
         8.2.     Liens........................................................................27
         8.3.     Allocation of the Purchase Price.............................................27

9.   PAYMENT OF SLEC ASSETS PURCHASE PRICE.....................................................27

         9.1.     SLEC Assets Purchase Price...................................................27
         9.2.     Payment of SLEC Assets Purchase Price........................................27
         9.3.     Payment of Taxes, Fees and Costs.............................................27

10.  ASSUMPTION OF OBLIGATIONS.................................................................27

         10.1.    Obligation Assumption........................................................27

PART D - REPRESENTATIONS, WARRANTIES AND COVENANTS.............................................28

11.  REPRESENTATIONS AND WARRANTIES OF EVANS...................................................28

         11.1.    Corporate Organization, Etc..................................................28
         11.2.    No Violation.................................................................28
         11.3.    Contracts....................................................................29
         11.4.    Assets and Title.............................................................29
         11.5.    The Capital Leases...........................................................30
         11.6.    Litigation...................................................................30
         11.7.    Compliance with Laws and Regulations.........................................30
         11.8.    Environmental Matters........................................................30
         11.9.    Disclosure...................................................................31
         11.10.   Condition of Evans Assets and SLEC Assets....................................32
         11.11.   Tax Matters..................................................................32
         11.12.   Labour Relations.............................................................32
         11.13.   Salaried Employees...........................................................32
         11.14.   Employee Plans...............................................................32
         11.15.   Employment Obligations.......................................................33
         11.16.   Patents, Trademarks, etc.....................................................33
         11.17.   Year 2000 Compliance.........................................................34
         11.18.   Financial Statements.........................................................34
         11.19.   Road Costs...................................................................34
         11.20.   Accounts Receivable..........................................................34
         11.21.   Inventory....................................................................34
         11.22.   Insurance....................................................................34
         11.23.   Forest Tenures...............................................................34
         11.24.   Promissory Note..............................................................35
         11.25.   SLEC Capital Leases..........................................................35
         11.26.   SLEC ASSETS..................................................................35
         11.27.   Survival.....................................................................35

12.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND L-P CANADA...........................35

         12.1.    Organization, Standing and Power.............................................35
         12.2.    Authority....................................................................35
         12.3.    Preferred Shares.............................................................36

         12.4.    SLEC Assets..................................................................36
         12.5.    Accuracy of Evans' Representations...........................................36
         12.6.    Survival.....................................................................36

13.  COVENANTS.................................................................................36

         13.1.    Conduct of Business..........................................................36
         13.2.    Storage of Donald J-Bar Sorter...............................................37
         13.3.    Contract Consents............................................................37
         13.4.    Forest Tenures Consents......................................................37
         13.5.    Employees....................................................................37
         13.6.    Valuations...................................................................38
         13.7.    Notice of Actuarial Disagreement.............................................39
         13.8.    Funding......................................................................39
         13.9.    Pension Transfer.............................................................40
         13.10.   Continued Access to Employees................................................40
         13.11.   Consistent Use of GAAP.......................................................40
         13.12.   Validity of Representations..................................................40
         13.13.   Indemnifications.............................................................40
         13.14.   Loan and Promissory Note.....................................................42
         13.15.   SLEC Assets..................................................................42
         13.16.   Permitted Encumbrances.......................................................42
         13.17.   Defense of Claims............................................................42
         13.18.   Land Title Office Discharges.................................................43
         13.19.   Job Protection Liabilities...................................................43
         13.20.   Currency Conversion..........................................................43
         13.21.   Deliveries...................................................................43

PART E - GENERAL TERMS GOVERNING PURCHASES.....................................................44

14.  INDEMNITY HOLDBACK........................................................................44

         14.1.    Delivery of Indemnity Holdback...............................................44
         14.2.    Limitation on Liability......................................................44
         14.3.    Claims on Indemnity Holdback.................................................44
         14.4.    Release of Indemnity Holdback................................................44
         14.5.    Interest on Indemnity Holdback...............................................44

15.  COMPETITION MATTERS.......................................................................45

         15.1.    Hart-Scott Rodino Act........................................................45
         15.2.    Competition Act..............................................................45

16.  INVESTMENT CANADA ACT.....................................................................45

         16.1.    Purchaser to make Filings....................................................45

17.  CONDITIONS PRECEDENT TO THE CLOSING.......................................................45

         17.1.    Conditions Precedent to the Purchasers' and L-P Canada's Obligations.........45
         17.2.    Conditions Precedent to Obligations of Evans.................................48
         17.3.    Mutual Conditions Precedent to the Parties' Obligations......................48

18.  CLOSING PROCEDURE.........................................................................49

         18.1.    The Closing..................................................................49

                                       5

         18.2.    Evans' Deliveries at Closing.................................................49
         18.3.    L-P Engineered Wood's Deliveries at Closing..................................50
         18.4.    L-P Dawson Creek's Deliveries at Closing.....................................51
         18.5.    L-P Canada's Deliveries at Closing...........................................51
         18.6.    Public Announcement..........................................................52

19.  TERMINATION...............................................................................52

         19.1.    Events of Termination........................................................52
         19.2.    Effect of Termination........................................................52
         19.3.    Specific Performance.........................................................52

20.  MISCELLANEOUS.............................................................................52

         20.1.    Notices......................................................................52
         20.2.    The Purchasers' Consents.....................................................55
         20.3.    Expenses.....................................................................55
         20.4.    Brokerage....................................................................55
         20.5.    Successors and Assigns.......................................................55
         20.6.    Waiver.......................................................................55
         20.7.    Entire Agreement.............................................................56
         20.8.    Amendments, Supplements......................................................56
         20.9.    Disclosure...................................................................56
         20.10.   Exclusive Applicable Law.....................................................56
         20.11.   Recovery of Litigation Costs.................................................56
         20.12.   Severability.................................................................56
         20.13.   Access to Information........................................................56
         20.14.   Post-Closing Co-operation....................................................56
         20.15.   Disposal of Books and Records................................................57
         20.16.   Further Assurances...........................................................57
         20.17.   No Third-Party Beneficiaries.................................................57
         20.18.   Counterparts.................................................................57


                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement (the "Agreement"), is made by and among EVANS FOREST PRODUCTS LIMITED, a British Columbia company ("Evans"), LOUISIANA-PACIFIC CANADA ENGINEERED WOOD PRODUCTS LTD., a British Columbia company ("L-P Engineered Wood"), LOUISIANA-PACIFIC CANADA DAWSON CREEK LTD., a British Columbia company ("L-P Dawson Creek") and LOUISIANA-PACIFIC CANADA LTD., a British Columbia company ("L-P Canada").

RECITALS

A. Evans carries on the businesses of the manufacture of veneer, plywood, laminated veneer lumber ("LVL"), cedar lumber and cedar mulch and of power generation in Golden, Malakwa and Donald, British Columbia (collectively, the "Operations").

B. St. Laurent Evans Canada Corp., a Washington state corporation ("SLEC") owns certain assets which are leased to Evans for use in the Operations.

C. L-P Engineered Wood and L-P Dawson Creek (together, the "Purchasers") desire to buy from Evans and Evans desires to sell to the Purchasers substantially all of the rights and assets used in the Operations, other than the Excluded Evans Assets (as herein defined).

D. L-P Canada owns all of the issued shares of each of L-P Engineered Wood and L-P Dawson Creek and has agreed to give certain representations, warranties and covenants in respect of the purchases hereunder.

E. NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:


PART A - INTENT AND INTERPRETATION OF AGREEMENT

1. INTENT OF AGREEMENT

1.1. PURCHASES AND SALES. Subject to and upon the terms and conditions set forth in this Agreement:

     (a) L-P Engineered Wood shall buy from Evans and Evans shall sell to L-P Engineered Wood substantially all of Evans' rights and assets used in the Operations, other than the Excluded Evans Assets and the SLEC Assets;

     (b) L-P Dawson Creek shall buy from Evans and Evans shall sell to L-P Dawson Creek the SLEC Assets;

     (c) L-P Canada shall lend to Evans an amount equal to the Adjusted Evans Equipment Purchase Price; and

                                       7                                 PART A

     (d) L-P Canada shall give certain representations, warranties and covenants in respect of each of the purchases hereunder.

1.2. AGGREGATE PURCHASE PRICE. Subject to the adjustments set out hereunder, the aggregate purchase price payable by the Purchasers to Evans for the purchases set out in this Agreement shall be US $95,592,000.

2. INTERPRETATION OF AGREEMENT

2.1. DEFINITIONS. The following capitalized terms when used herein shall have the meaning indicated below:

     (a) "ADJUSTED EVANS EQUIPMENT PURCHASE PRICE" shall have the meaning ascribed to it in Section 4.3.

     (b) "ADJUSTED RESIDUAL EVANS ASSETS PURCHASE PRICE" shall have the meaning ascribed to it in Section 5.7.

     (c) "ADJUSTMENT HOLDBACK" shall have the meaning ascribed to it in Section 5.5.

     (d) "AFFILIATE" has the meaning attributed to that term in the COMPANY ACT (British Columbia), as in effect on the date hereof.

     (e)  "Aggregate Adjusted Evans Purchase Price" means the sum of:

          (i)  the Adjusted Evans Equipment Purchase Price; and
          (ii) the Adjusted Residual Evans Assets Purchase Price.

     (f)  "Aggregate Basic Evans Purchase Price" means the sum of:

          (i)  the Basic Evans Equipment Purchase Price; and
          (ii) the Basic Residual Evans Assets Purchase Price.

     (g)  "Aggregate Estimated Evans Purchase Price" means the sum of:

          (i)  the Adjusted Evans Equipment Purchase Price; and
          (ii) the Estimated Residual Evans Assets Purchase Price.

     (h)  "ASSETS" means:

          (i)  the Evans Assets; and
          (ii) the SLEC Assets.

     (i)  "ASSUMED CAPITAL LEASES" means:

          (i)  the Assumed Valuation Date Capital Leases;

          (ii) Capital Leases entered into by Evans after the Valuation Date and prior to the date of this Agreement which L-P Engineered Wood

                                       8                                  PART A



               agrees in writing to assume and which are listed in Part 3 of
               Schedule 11.5; and

          (iii) Capital Leases entered into by Evans after the date of this Agreement and prior to the Closing Date in the ordinary course of business of Evans and with the prior written consent of L-P Engineered Wood, not to be unreasonably withheld provided that the fair market value of the assets leased is not Material.

     (j) "ASSUMED CAPITAL LEASES ADJUSTMENT" shall have the meaning ascribed to it in Section 5.2(e).

     (k) "ASSUMED CONTRACTS" means Contracts of Evans as of the Closing Date that:

          (i) are in force as of the date of this Agreement, are in the ordinary course of Evans' business, require an expenditure by Evans or L-P Engineered Wood of not more than Cdn. $100,000 and either:

                    A. will be terminable by L-P Engineered Wood without penalty not more than 12 months after the Closing Date; or

                    B. will be fully performed within 12 months of the Closing Date; or

          (ii) are listed in Part 1 of Schedule 11.3(a) as Assumed Contracts; or

          (iii) are entered into by Evans after the date of this Agreement and prior to the Closing Date:

                    A. in the ordinary course of business of Evans, at fair market value and will not require a Material expenditure on the part of L-P Engineered Wood; or

                    B. are agreed to be assumed by L-P Engineered Wood in writing at or prior to the Closing Date.

     (l)  "ASSUMED EVANS LIABILITIES" shall have the meaning ascribed to it in
          Section 7.1(b).

     (m) "ASSUMED EVANS LIABILITIES ADJUSTMENT" shall have the meaning ascribed to it in Section 5.2(f).

     (n)  "ASSUMED EVANS OBLIGATIONS" shall have the meaning ascribed to it in
          Section 7.1(c).

     (o) "ASSUMED VALUATION DATE CAPITAL LEASES" means the Capital Leases, other than the SLEC Capital Leases, which were in existence on the Valuation Date and which are listed in Part 1 of Schedule 11.5.

                                       9                                  PART A



     (p) "AUTHORITY" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority or any public regulatory authority, whether international, federal, provincial or municipal.

     (q) "BASIC EVANS EQUIPMENT PURCHASE PRICE" shall have the meaning ascribed to it in Section 4.1.

     (r) "BASIC RESIDUAL EVANS ASSETS PURCHASE PRICE" shall have the meaning ascribed to it in Section 5.1.

     (s) "BOOKS AND RECORDS" shall have the meaning ascribed to it in Section 3.2(g).

     (t) "CAPITAL LEASES" means leases of assets or conditional sales contracts for assets that are recorded on the financial statements of Evans as capital leases or that should be, in accordance with GAAP, recorded on such statements as capital leases.

     (u) "CLAIM" means any claim, lawsuit, demand, suit, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise, or any hearing, investigation or notice of a violation or order by an Authority.

     (v) "CLOSING" AND "CLOSING DATE" mean the event and date of the sale of the Assets specified in Section 18.1.

     (w) "COLLECTIVE AGREEMENT" means, collectively, the agreements set forth in Schedule 11.12.

     (x)  "COMPETITION ACT" shall have the meaning ascribed to it in Section
          15.2.

     (y) "CONTRACT" means any agreement, contract, option, commitment, lease or other binding arrangement.

     (z)  "DISPUTED ACTUARIAL MATTERS" shall have the meaning ascribed to it in
          Section 13.7.

     (aa) "DISPUTED ADJUSTMENT MATTERS" shall have the meaning ascribed to it in
          Section 6.1.

     (bb) "DONALD FACILITY" means Evans' lands, premises and operations located at Donald, British Columbia as more particularly described in Schedule 3.4.

     (cc) "DONALD J-BAR SORTER" means the J-Bar sorter formerly used in the Operations and located at the Donald Facility.

     (dd) "ENVIRONMENTAL LAW" means any Regulation, Order or judgment in effect as of the Closing Date, which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noise, odours or any pollutants, contaminants, waste, or hazardous substances or materials, whether or not as matter or energy, into air, water, or land, or otherwise relating to the manufacture, processing,

                                       10                                 PART A


          generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or wastes, hazardous substances or materials, including but not limited to the WASTE MANAGEMENT ACT and the TRANSPORTATION OF DANGEROUS GOODS ACT and any other similar federal or provincial statutes or municipal by-laws.

     (ee) "ENVIRONMENTAL PERMIT" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

     (ff) "ESCROW AGENT" means Russell & DuMoulin.

     (gg) "ESCROW AGREEMENT" shall have the meaning ascribed to it in Section
          5.5.

     (hh) "ESTIMATED RESIDUAL EVANS ASSETS PURCHASE PRICE" shall have the meaning ascribed to it in Section 5.3.

     (ii) "ESTIMATED RESIDUAL EVANS ASSETS STATEMENT OF ADJUSTMENTS" shall have the meaning ascribed to it in Section 5.3.

     (jj) "EVANS" means Evans Forest Products Limited.

     (kk) "EVANS ACTUARY" means Watson Wyatt & Co.

     (ll) "EVANS ASSETS" shall have the meaning ascribed to it in Section 3.2.

     (mm) "EVANS ASSETS PURCHASE PRICE ALLOCATION STATEMENT" shall have the meaning ascribed to it in Section 3.5.

     (nn) "EVANS EQUIPMENT" has the meaning ascribed to it in Section
          3.2(c)(iii).

     (oo) "EVANS EQUIPMENT ACQUISITION ADJUSTMENT" shall have the meaning ascribed to it in Section 4.2(a).

     (pp) "EVANS EQUIPMENT DAMAGE ADJUSTMENT" shall have the meaning ascribed to it in Section 4.2(c).

     (qq) "EVANS EQUIPMENT DISPOSAL ADJUSTMENT" shall have the meaning ascribed to it in Section 4.2(b).

     (rr) "EVANS EQUIPMENT PURCHASE PRICE ADJUSTMENTS" shall have the meaning ascribed to it in Section 4.2.

     (ss) "EVANS EQUIPMENT STATEMENT OF ADJUSTMENTS" shall have the meaning ascribed to it in Section 4.3.

     (tt) "EVANS INDEMNIFIED PARTIES" shall have the meaning ascribed to it in
          Section 13.13(b).

     (uu) "EVANS' SOLICITORS" means Lawson Lundell Lawson & McIntosh.

     (vv) "EXCLUDED EVANS ASSETS" shall have the meaning ascribed to it in
          Section 3.4.

                                       11                                 PART A


     (ww) "FINAL RESIDUAL EVANS ASSETS STATEMENT OF ADJUSTMENTS" shall have the meaning ascribed to it in Section 5.7.

     (xx) "FINANCIAL STATEMENTS" means the audited financial statements of Evans for the year ended December 31, 1998, a copy of which is attached as
          Schedule 11.18.

     (yy) "FIXED ASSETS" shall have the meaning ascribed to it in Section
          3.2(c).

     (zz) "FOREST TENURES" means all agreements and other rights held by Evans entitling it to cut or otherwise harvest lumber, including Golden and Okanagan forest licences A17645 and A18669, Revelstoke Tree Farm Licence No. 55 and the following timber licences:

          (i)  Timber Licence No. T0541;

          (ii) Timber Licence No. T0550;

          (iii) Timber Licence No. T0588;

          (iv) Timber Licence No. T0587;

          (v)  Timber Licence No. T0606;

          (vi) Timber Licence No. T0630; and

          (vii) Timber Licence No. T0759 (amendment of Timber Licence No.
               T0621).

     (aaa) "GAAP" shall mean generally accepted accounting principles as in effect in Canada.

     (bbb) "GOLDEN FACILITY" means Evans' operations located at Golden, British Columbia more particularly described in Schedule 3.2(c)(i).

     (ccc) "GUARANTEE" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation:

          (i) any endorsement or discount recourse with or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations; and

          (ii) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, to enable such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital

                                       12                                 PART A



               contribution to or other investment in, or to otherwise provide funds to or for, such other Person to enable such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition for any such obligation.

     (ddd) "HSR ACT" shall have the meaning ascribed to it in Section 15.1.

     (eee) "INDEMNITY HOLDBACK" shall have the meaning ascribed to it in Section 5.6.

     (fff) "INDEMNITY PERIOD" shall have the meaning ascribed to it in Section 13.13(d).

     (ggg) "INDEPENDENT ACCOUNTANT" means the Managing Partner of the Vancouver Office of KPMG LLP, Chartered Accountants or his or her delegate;

     (hhh) "INTANGIBLE ASSETS" shall have the meaning ascribed to it in Section 3.2(b).

     (iii) "LANDS" shall have the meaning ascribed to it in Section 3.2(c)(i).

     (jjj) "LIEN" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, easement, restriction or interest of another Person of any kind or nature.

     (kkk) "LOAN" shall have the meaning ascribed to it in Section 13.14.

     (lll) "L-P CANADA" means Louisiana-Pacific Canada Ltd.

     (mmm) "L-P DAWSON CREEK" means Louisiana-Pacific Canada Dawson Creek Ltd.

     (nnn) "L-P ENGINEERED WOOD" means Louisiana-Pacific Canada Engineered Wood Products Ltd.

     (ooo) "LVL" means laminated veneer lumber.

     (ppp) "MALAKWA FACILITY" means Evans' operations located at Malakwa, British Columbia more particularly described in Schedule 3.2(c)(i).

     (qqq) "MATERIAL" means in excess of Cdn. $25,000.

     (rrr) "MATERIAL ADVERSE EFFECT" means any material adverse effect on the Evans Assets, the SLEC Assets or the Operations as conducted on the date of this Agreement which has resulted from any circumstances, state of facts or matters.

     (sss) "NOTICE OF ACTUARIAL DISAGREEMENT" shall have the meaning ascribed to it in Section 13.7.

     (ttt) "NOTICE OF ADJUSTMENT DISAGREEMENT" shall have the meaning ascribed to it in Section 6.1.

     (uuu) "OPERATIONS" shall have the meaning ascribed to it in Recital A.

                                       13                                 PART A



     (vvv) "ORDER" means any decree, order, judgment, injunction, rule, requirement or consent of or by an Authority.

     (www)  "PENSION PLAN" shall have the meaning ascribed to it in Section
            11.14.

     (xxx)  "PERMITS" shall have the meaning ascribed to it in Section
            3.2(c)(ii).

     (yyy)  "PERMITTED ENCUMBRANCES" shall have the meaning ascribed thereto in
            Schedule 2.1(by) and shall also include any other liens or encumbrances affecting the Evans Assets which have been disclosed to and accepted in writing by L-P Engineered Wood or affecting the SLEC Assets which have been disclosed to and accepted in writing by L-P Dawson Creek.

     (zzz) "PERSON" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

     (aaaa) "PREFERRED SHARES" shall have the meaning ascribed to it in Section 4.4.

     (bbbb) "PREPAID EXPENSES" means those prepaid expenses of Evans for goods or services to be received in the future or any deposits to be returned to, or otherwise applied for the benefit of, the Operations in the future, which are of the nature set out in Schedule 3.2(a).

     (cccc) "PROMISSORY NOTE" shall have the meaning ascribed to it in Section 13.14.

     (dddd) "PURCHASERS" means L-P Engineered Wood and L-P Dawson Creek together.

     (eeee) "PURCHASERS INDEMNIFIED PARTIES" shall have the meaning ascribed to it in Section 13.13.

     (ffff) "PURCHASERS' SOLICITORS" means Russell & DuMoulin.

     (gggg) "REGULATION" means any rule, law, statute, regulation, ordinance, requirement or other binding action of or by an Authority including the common law and the law of equity.

     (hhhh) "RESIDUAL EVANS ASSETS" means all of the Evans Assets other than the Evans Equipment.

     (iiii) "RESIDUAL EVANS ASSETS ACQUISITION ADJUSTMENT" shall have the meaning ascribed to it in Section 5.2(a).

     (jjjj) "RESIDUAL EVANS ASSETS ADJUSTMENT PAYMENT" shall have the meaning ascribed to it in Section 5.8.

     (kkkk) "RESIDUAL EVANS ASSETS DAMAGE ADJUSTMENT" shall have the meaning ascribed to it in Section 5.2(c).

     (llll) "RESIDUAL EVANS ASSETS DISPOSAL ADJUSTMENT" shall have the meaning ascribed to it in Section 5.2(b).

                                       14                                 PART A


     (mmmm) "RESIDUAL EVANS ASSETS PURCHASE PRICE ADJUSTMENTS" shall have the meaning ascribed to it in Section 5.2.

     (nnnn) "ROAD COSTS" means the cost to Evans of logging roads acquired or constructed by Evans less amortization, as recorded in the accounting records of Evans in accordance with GAAP.

     (oooo) "ROAD COSTS ADJUSTMENT" shall have the meaning ascribed to it in
            Section 5.2(g).

     (pppp) "SILVICULTURE ADJUSTMENT" shall have the meaning ascribed to it in
            Section 5.2(i).

     (qqqq) "SILVICULTURE OBLIGATIONS" means the current and long-term obligations of Evans for silviculture under the Forest Tenures.

     (rrrr) "SLEC" means St. Laurent Evans Canada Corp.

     (ssss) "SLEC ASSETS" means those assets which, at the date of this Agreement, are owned by SLEC and leased to Evans for use in the Operations, including without limitation, those listed on Schedule 11.26.

     (tttt) "SLEC ASSETS PURCHASE PRICE" shall have the meaning ascribed to it in Section 9.1.

     (uuuu) "SLEC CAPITAL LEASES" means the Capital Leases between Evans, as lessee, and SLEC, as lessor, of the SLEC Assets which were in existence on the Valuation Date.

     (vvvv) "SOLICITORS OPINION" means an opinion to be delivered at Closing either by the Evans' Solicitors to the Purchasers or by the Purchasers' Solicitors to Evans, as the case may be, with respect to the following matters, in form and content acceptable to the solicitors for the other parties, acting reasonably:

            (i)  corporate existence and status;

            (ii) corporate power and capacity;

            (iii) authorization and execution;

            (iv) absence of conflicts with constating documents; and

            (v) absence of outstanding litigation (other than as disclosed in this Agreement or in the Schedules hereto).

     (wwww) "SOLVENCY DEFICIENCY" shall have the meaning ascribed to it in
            Section 13.6.

     (xxxx) "SOLVENCY DEFICIENCY VALUATION" shall have the meaning ascribed to it in Section 13.6.

                                       15                                 PART A


     (yyyy) "SUPPLEMENTAL PENSION" means the agreement of Evans to pay Supplemental Pension Benefits to certain employees as described in
            Schedule 11.13.

     (zzzz) "SUPPLEMENTAL PENSION BENEFITS" means all benefits, other than increased or additional benefits granted by the Purchasers after the Closing Date, payable to the beneficiaries of the Pension Plan, including those individuals who are designated on Schedule 11.13 as "Executive Participants", in excess of the benefits to which such beneficiaries would have been entitled under the plan except for the restriction contained in Section XIX of the plan, or any similar limitation applicable to the plan at the time, which reduces the monthly pension to which such persons would otherwise have become entitled under the Pension Plan.

     (aaaaa) "SUPPLEMENTAL PENSION OBLIGATIONS" shall have the meaning ascribed to it in Section 13.6.

     (bbbbb) "TRADE RIGHTS" shall have the meaning ascribed to it in Section
             11.16.

     (ccccc) "TRUS JOIST SALES AGREEMENT" means the sales agreement between Evans and Trust Joist MacMillan dated March 12, 1999.

     (ddddd) "TRUS JOIST SCARFER" means the Raute scarfing line owned by Trus
             Joist MacMillan which is currently in the possession of Evans and used in the Operations pursuant to the Trus Joist Sales Agreement.

     (eeeee) "VACATION PAY ADJUSTMENT" shall have the meaning ascribed to it in
             Section 5.2(h).

     (fffff) "VALUATION DATE" means April 30, 1999.

     (ggggg) "WORKING CAPITAL" means Working Capital Assets less Working Capital
             Liabilities, and may be a negative number.

     (hhhhh) "WORKING CAPITAL ADJUSTMENT" shall have the meaning ascribed to it in Section 5.2(d).

     (iiiii) "WORKING CAPITAL ASSETS" shall have the meaning ascribed to it in
             Section 3.2(a).

     (jjjjj) "WORKING CAPITAL LIABILITIES" means all current liabilities of Evans of the nature and type listed on Schedule 3.2(a) attached, including, without limitation, accounts payable, accrued liabilities, stumpage payable and waste assessment, but excluding Silviculture Obligations and "Excluded Working Capital Liabilities" as described in Schedule 3.2(a).

2.2.     SCHEDULES.  The Schedules to this Agreement are as follows:


     Schedule 2.1(by)           Permitted Encumbrances
     Schedule 3.2(a)            Working Capital Assets and Liabilities
     Schedule 3.2(b)            Intangible Assets


                                       16                                 PART A


     Schedule 3.2(c)(i)         Lands
     Schedule 3.2(c)(ii)        Permits
     Schedule 3.2(c)(iii)       Evans Equipment
     Schedule 3.4               Excluded Evans Assets
     Schedule 4.2(a)(i)         Evans Equipment Acquired between Valuation Date and Date of Agreement
     Schedule 4.2(b)(i)         Evans Equipment Disposed of between Valuation Date and Date of Agreement
     Schedule 4.4               Rights and Restrictions of Preferred Shares
     Schedule 5.2(a)(i)         Fixed Assets other than Evans Equipment Acquired between Valuation Date and Date of Agreement
     Schedule 5.2(b)(i)         Fixed Assets other than Evans Equipment Disposed of between Valuation Date and Date of Agreement
     Schedule 5.5               Escrow Agreement
     Schedule 7.1               Assumption and Indemnity Agreements
     Schedule 7.1(b)            Assumed Evans Liabilities
     Schedule 8.3               Allocation of the SLEC Assets Purchase Price
     Schedule 11.2              Evans Consents
     Schedule 11.3(a)           Contracts:
                                  Part 1 - Assumed Contracts
                                  Part 2 - Contracts Not Assumed by L-P Engineered Wood
     Schedule 11.4(d)           Aboriginal Land Claims
     Schedule 11.5              Capital Leases:
                                  Part 1 - Assumed Valuation Date Capital Leases
                                  Part 2 - Capital Leases as at Valuation Date Not
                                           Assumed by L-P Engineered Wood
                                  Part 3 - Capital Leases between Valuation
                                           Date and Date of Agreement
                                           Assumed by L-P Engineered Wood
                                  Part 4 - Capital Leases between Valuation Date and
                                           Date of Agreement Not Assumed by L-P
                                           Engineered Wood
                                  Part 5 - SLEC Capital Leases
     Schedule 11.6         Evans Litigation
     Schedule 11.7         Evans Non-Compliance with Laws and Regulations
     Schedule 11.8         Environmental Disclosures
                                  Part 1 - Disclosures for which L-P Engineered Wood Assumes Liability
                                  Part 2 - Disclosures for which L-P Engineered Wood
                                           Does Not Assume Liability
     Schedule 11.8(c)           Environmental Permits
     Schedule 11.10             Condition of Assets
     Schedule 11.12             Labour Relations
     Schedule 11.13             Salaried Employees
     Schedule 11.14             Employee Plans
     Schedule 11.15             Employment Obligations
     Schedule 11.17             Year 2000 Compliance
     Schedule 11.18             Financial Statements
     Schedule 11.26             SLEC Assets
     Schedule 13.14             Promissory Note


                                       17                                 PART A


[The Schedules listed above are not being filed with this Agreement. A copy of any such Schedule will be furnished supplementally to the Commission upon request.]

                                       18                                 PART B


PART B - SALE OF EVANS ASSETS BY EVANS TO L-P ENGINEERED WOOD

3.    SALE AND PURCHASE OF EVANS ASSETS

3.1. SALE OF EVANS ASSETS. Subject to and upon the terms and conditions set forth in this Agreement, Evans shall sell, transfer, convey and assign to L-P Engineered Wood, and L-P Engineered Wood shall purchase or acquire from Evans at the Closing all of Evans' right, title and interest in and to the Evans Assets as at the Closing Date free and clear of all Liens save as provided in Section 3.3, for an aggregate purchase price of US $68,592,000 (the "Aggregate Basic Evans Purchase Price"), subject to adjustment as provided herein.

3.2. EVANS ASSETS. The Evans Assets shall consist of the entire right, title and interest of Evans in and to all those items used by Evans in carrying on the Operations, other than the Excluded Evans Assets and the SLEC Assets. Without limiting the generality of the foregoing, the Evans Assets include:

     (a) WORKING CAPITAL ASSETS. Being all current assets of Evans of the nature and type listed on Schedule 3.2(a) attached, including, without limitation:

          (i)  All inventories and supplies of Evans;

          (ii) All accounts receivable of Evans;

          (iii) All Prepaid Expenses;

          (iv) All cash and other securities of Evans; and

          (v)  Recoverable forestry.

     (b) INTANGIBLE ASSETS. All intangible assets of Evans of every nature and type used by Evans in connection with the Operations including without limitation all Canadian and foreign trademarks, service marks, trade names, know how, shop rights, brand names, copyrights, including registrations and applications, patents and patent applications and employee covenants and agreements with respect to intellectual property including without limitation those listed on Schedule 3.2(b) attached (the "Intangible Assets").

     (c) FIXED ASSETS. All fixed assets of Evans other than the Excluded Evans Assets and the SLEC Assets (the "Fixed Assets") and including, without limitation:

          (i) All Evans' right, title and interest in and to all lands and premises owned, leased or used in the Operations, including all logging roads, easements and rights-of-way (other than the Donald Facility), including those listed in Schedule 3.2(c)(i) hereto (the "Lands");

          (ii) All governmental licenses, permits, approvals, license applications, license amendment applications and product registrations necessary or desirable for the running of the Operations, including the

                                       19                                PART B


                Environmental Permits and the other items described in Schedule 3.2(c)(ii) hereto (collectively, the "Permits"); and

          (iii) All machinery, equipment, vehicles, furniture, computers, software, furnishings, tools, dies, molds, parts and similar assets wherever located, and all manuals and other materials necessary for the operation of the Assets or used in the running of the Operations (collectively, the "Evans Equipment") including without limitation those assets described on Schedule 3.2(c)(iii) attached, which schedule includes the Trus Joist Scarfer.

     (d) CAPITAL LEASES. The entire right, title and interest of Evans in the Assumed Capital Leases and in the assets which are the subject matter of such Capital Leases.

     (e)  ASSUMED CONTRACTS. All of the rights of Evans in the Assumed
          Contracts.

     (f) FOREST TENURES. All of Evans' rights, title and interest in and to the Forest Tenures.

     (g) BOOKS AND RECORDS. Copies of all books and records relating to the Assets and the Operations, including customer lists, lists of suppliers, employee records, financial records and product or service warranties and manuals (the "Books and Records"), but excluding tax returns and all books and records relating to the Excluded Evans Assets.

3.3. LIENS. The Evans Assets to be transferred or otherwise conveyed to L-P Engineered Wood at the Closing Date pursuant to Section 3.1 shall be free and clear of all Liens, excepting only the Assumed Evans Liabilities, the Assumed Evans Obligations, the Working Capital Liabilities and the Permitted Encumbrances.

3.4. EXCLUDED EVANS ASSETS. Evans shall retain and not transfer and L-P Engineered Wood shall not purchase or acquire from Evans the assets described on
Schedule 3.4 hereto (the "Excluded Evans Assets").

3.5. ALLOCATION OF THE PURCHASE PRICE. As soon as possible after the date of this Agreement but in any event by October 11, 1999, L-P Engineered Wood, acting reasonably, shall prepare and deliver to Evans a statement (the "Evans Assets Purchase Price Allocation Statement") allocating the Aggregate Basic Evans Purchase Price amongst the Evans Assets, or classes of the Evans Assets and such statement shall be binding upon the parties. Such allocation shall automatically be varied as required to reflect the Evans Equipment Purchase Price Adjustments, if any, and the Residual Evans Assets Purchase Price Adjustments, if any.

3.6. PAYMENT OF TAXES, FEES AND COSTS. L-P Engineered Wood shall be wholly responsible for all sales and transfer taxes payable in respect of the conveyance of the Evans Assets under the Agreement, including without limitation goods and services tax under the EXCISE TAX ACT (Canada), property transfer tax under the PROPERTY TRANSFER TAX ACT (British Columbia) and social services tax under the SOCIAL SERVICE TAX ACT (British Columbia). Evans and L-P Engineered Wood shall make and file a joint election under section 167 of the EXCISE TAX ACT (Canada) in respect of goods and services tax and shall do all things and execute and deliver all documents necessary to make such election effective. To the extent that social

                                       20                                 PART B


services tax applies to the transfer of the Evans Assets, L-P Engineered Wood shall promptly pay to Evans all amounts required to be collected and remitted by Evans in respect thereof and Evans shall remit such amounts to the British Columbia Consumer Taxation Branch as required.

3.7. ADDITIONAL PREPAID EXPENSES. In the event that, at the Closing Date, Evans has prepaid expenses which are not Prepaid Expenses (similar in nature to those set out in Schedule 3.2(a)), L-P Engineered Wood shall have the right, but not the obligation, to purchase such prepaid expenses from Evans on the Closing Date at the fair market value thereof.

4.       PAYMENT AND ADJUSTMENT OF EVANS EQUIPMENT PURCHASE PRICE

4.1. BASIC EVANS EQUIPMENT PURCHASE PRICE. The consideration for the purchase of the Evans Equipment shall be the sum allocated to the Evans Equipment according to the Evans Assets Purchase Price Allocation Statement (the "Basic Evans Equipment Purchase Price"), as adjusted under Section 4.2 and Section 4.3.

4.2. EVANS EQUIPMENT PURCHASE PRICE ADJUSTMENTS AT CLOSING. The following adjustments, without duplication, shall be made to the Basic Evans Equipment Purchase Price:

     (a) EVANS EQUIPMENT ACQUISITION ADJUSTMENT. Add the cost (less depreciation at customary rates from the date of acquisition to the Closing Date) of any Evans Equipment acquired by Evans:

          (i) from May 1, 1999 to the date of the execution of this Agreement, as identified on Schedule 4.2(a)(i); and

          (ii) after the execution of this Agreement and prior to the Closing
               Date:

                    A. with the prior written approval of L-P Engineered Wood, which shall not be unreasonably withheld; or

                    B. in the ordinary course of business of Evans, at no more than the fair market value thereof and the cost of which is not Material;

        (the "Evans Equipment Acquisition Adjustment");

     (b) EVANS EQUIPMENT DISPOSAL ADJUSTMENT. Deduct an amount equal to the actual proceeds received by Evans from the disposition of any of the Evans Equipment:

          (i)  from May 1, 1999 to the date of this Agreement, as identified on
               Schedule 4.2(b)(i); and

          (ii) after the date of this Agreement and prior to the Closing Date:

                    A. with the prior written approval of L-P Engineered Wood, which shall not be unreasonably withheld; or

                    B. in the ordinary course of business of Evans, at no less than the fair market value thereof and the proceeds for which

                                       21                                 PART B


                         are not Material;

        (the "Evans Equipment Disposal Adjustment");

     (c) EVANS EQUIPMENT DAMAGE ADJUSTMENT. Deduct an amount equal to the actual cost to repair or replace any Evans Equipment which has suffered any damage or loss (other than ordinary wear and tear) between the Valuation Date and the Closing Date to the extent that such damage or loss is not:

          (i)   repaired by the Closing Date; or

          (ii) covered by insurance proceeds which are assigned to L-P Engineered Wood at Closing and which are not included in the Working Capital Assets; or

          (iii) included in the Working Capital Liabilities or the Assumed Evans Liabilities;

        (the "Evans Equipment Damage Adjustment");

(the Evans Equipment Acquisition Adjustment, the Evans Equipment Disposal Adjustment and the Evans Equipment Damage Adjustment collectively, are referred to herein as the "Evans Equipment Purchase Price Adjustments").

4.3. ADJUSTED EVANS EQUIPMENT PURCHASE PRICE. No less than 10 days before the Closing Date, Evans, acting reasonably, shall prepare and provide to L-P Engineered Wood for approval, acting reasonably, a statement of the Evans Equipment Purchase Price Adjustments (the "Evans Equipment Statement of Adjustments") in which the amount of the Evans Equipment Purchase Price Adjustments shall be estimated and applied to the Basic Evans Equipment Purchase Price so as to provide the parties with an adjusted purchase price for the Evans Equipment (the "Adjusted Evans Equipment Purchase Price").

4.4. PAYMENT OF ADJUSTED EVANS EQUIPMENT PURCHASE PRICE. The Adjusted Evans Equipment Purchase Price shall be payable by the allotment, issuance and delivery by L-P Engineered Wood to Evans of a number of Preferred Shares having an aggregate par value and redemption price equal to the Adjusted Evans Equipment Purchase Price and having attached thereto the rights and restrictions set forth in Schedule 4.4 (the "Preferred Shares"), at an issue price of US $1,000.00 per share.

5.       PAYMENT AND ADJUSTMENT OF RESIDUAL EVANS ASSETS PURCHASE PRICE

5.1. RESIDUAL EVANS ASSETS PURCHASE PRICE. The consideration for the purchase of the Residual Evans Assets shall be the sum allocated to the Residual Evans Assets according to the Evans Assets Purchase Price Allocation Statement (the "Basic Residual Evans Assets Purchase Price"), as adjusted in accordance with this Section 5.

5.2. RESIDUAL EVANS ASSETS PURCHASE PRICE ADJUSTMENTS AT CLOSING. The following adjustments, without duplication, shall be made to the Basic Residual Evans Assets Purchase Price:

                                       22                                 PART B


     (a) RESIDUAL EVANS ASSETS ACQUISITION ADJUSTMENT. Add the cost (less depreciation at customary rates from the date of acquisition to the Closing Date) of any Fixed Assets, other than Evans Equipment, acquired by Evans:

          (i) from May 1, 1999 to the date of the execution of this Agreement, as identified on Schedule 5.2(a)(i) and approved by L-P Engineered Wood, which approval shall not be unreasonably withheld; and

          (ii) after the execution of this Agreement and prior to the Closing
               Date:

                    A. with the prior written approval of L-P Engineered Wood, which shall not be unreasonably withheld; or

                    B. in the ordinary course of business of Evans, at no more than the fair market value thereof and the cost of which is not Material;

        (the "Residual Evans Assets Acquisition Adjustment");

     (b) RESIDUAL EVANS ASSETS DISPOSAL ADJUSTMENT. Deduct an amount equal to the actual proceeds received by Evans from the disposition of any of the Fixed Assets other than Evans Equipment;

          (i)  from May 1, 1999 to the date of this Agreement, as identified on
               Schedule 5.2(b)(i) and approved by L-P Engineered Wood, which approval shall not be unreasonably withheld; and

          (ii) after the date of this Agreement and prior to the Closing Date:

                    A. with the prior written approval of L-P Engineered Wood, which shall not be unreasonably withheld; or

                    B. in the ordinary course of business of Evans, at no less than the fair market value thereof and the proceeds for which are not Material;

        (the "Residual Evans Assets Disposal Adjustment");

     (c) RESIDUAL EVANS ASSETS DAMAGE ADJUSTMENT. Deduct an amount equal to the actual cost to repair or replace any of the Fixed Assets, other than Evans Equipment, which shall suffer any damage or loss (other than normal wear and tear) between the Valuation Date and the Closing Date to the extent that such damage or loss is not:

          (i)   repaired by the Closing Date; or

          (ii) covered by insurance proceeds which are assigned to L-P Engineered Wood at Closing and which are not included in the Working Capital Assets; or

                                       23                                 PART B

          (iii) included in the Working Capital Liabilities or the Assumed Evans Liabilities;

         (the "Residual Evans Assets Damage Adjustment");

     (d) WORKING CAPITAL ADJUSTMENT. Add an amount equal to the increase, if any, or subtract an amount equal to the decrease, if any, in the Working Capital from the Valuation Date to the Closing Date determined in accordance with GAAP (the "Working Capital Adjustment");

     (e) ASSUMED CAPITAL LEASES ADJUSTMENT. Deduct an amount equal to the aggregate principal amount due after the Closing Date under the Assumed Valuation Date Capital Leases (the "Assumed Capital Leases Adjustment");

     (f) ASSUMED EVANS LIABILITIES ADJUSTMENT. Deduct an amount equal to the aggregate of the Assumed Evans Liabilities (the "Assumed Evans Liabilities Adjustment");

     (g) ROAD COSTS ADJUSTMENT. Add an amount equal to the increase, if any, or subtract an amount equal to the decrease, if any, in the Road Costs from the Valuation Date to the Closing Date (the "Road Costs Adjustment");

     (h) VACATION PAY ADJUSTMENT. Add an amount equal to the decrease, if any, or subtract an amount equal to the increase, if any, in the vacation pay obligations of Evans from the Valuation Date to the Closing Date determined in accordance with GAAP (the "Vacation Pay Adjustment"); and

     (i) SILVICULTURE ADJUSTMENT. Add an amount equal to the excess, if any, of the amount expended by Evans in payment of Silviculture Obligations from the Valuation Date to the Closing Date over the amount accrued by Evans since the Valuation Date as Silviculture Obligations, or subtract an amount equal to the deficiency, if any, by which the amount accrued by Evans from the Valuation Date to the Closing Date as Silviculture Obligations exceeds the amount expended by Evans in payment of Silviculture Obligations since the Valuation Date (the "Silviculture Adjustment");

(the Residual Fixed Asset Acquisition Adjustment, the Residual Fixed Asset Disposal Adjustment, the Residual Fixed Asset Damage Adjustment, the Working Capital Adjustment, the Assumed Capital Leases Adjustment, the Assumed Evans Liabilities Adjustment, the Road Costs Adjustment, the Vacation Pay Adjustment and the Silviculture Adjustment are, collectively, referred to herein as the "Residual Evans Assets Purchase Price Adjustments").

5.3. ESTIMATED RESIDUAL EVANS ASSETS PURCHASE PRICE AT CLOSING. No less than 10 days before the Closing Date, Evans, acting reasonably, shall prepare and provide to L-P Engineered Wood for approval, acting reasonably an estimated statement of the Residual Evans Assets Purchase Price Adjustments (the "Estimated Residual Evans Assets Statement of Adjustments") in which the amount of the Residual Evans Assets Purchase Price Adjustments shall be estimated and applied to the Basic Residual Evans Assets Purchase Price so as to provide the parties with an estimated purchase price for the Residual Evans Assets (the "Estimated Residual Evans Assets Purchase Price").

                                       24                                 PART B


5.4. PAYMENT OF ESTIMATED RESIDUAL EVANS ASSETS PURCHASE PRICE. The Estimated Residual Evans Assets Purchase Price, less the Adjustment Holdback as set out in
Section 5.5 and the Indemnity Holdback as set out in Section 5.6 (both of which shall be delivered by L-P Engineered Wood directly to the Escrow Agent), shall be payable by L-P Engineered Wood to Evans on the Closing Date by bank draft or certified cheque.

5.5. HOLDBACK FOR ADJUSTMENT TO RESIDUAL EVANS ASSETS PURCHASE PRICE. L-P Engineered Wood shall deduct from the Estimated Residual Asset Purchase Price and deliver to the Escrow Agent five (5%) percent of the sum of the SLEC Assets Purchase Price and the Aggregate Estimated Evans Purchase Price (the "Adjustment Holdback") to be held in trust by the Escrow Agent in accordance with the terms of an Escrow Agreement in the form of Schedule 5.5 to be entered into among L-P Engineered Wood, L-P Dawson Creek, Evans and the Escrow Agent at Closing (the "Escrow Agreement"). Interest on the Adjustment Holdback shall be for the account of the ultimate recipient of such monies, such interest to be paid in whole or in part in proportion to the portion of the Adjustment Holdback paid to each respective recipient.

5.6. INDEMNITY HOLDBACK. L-P Engineered Wood shall deduct from the Estimated Residual Evans Asset Purchase Price and deliver to the Escrow Agent the sum of US $1,000,000 (the "Indemnity Holdback") to be held by the Escrow Agent pursuant to the Escrow Agreement.

5.7. POST-CLOSING RESIDUAL EVANS ASSETS PURCHASE PRICE ADJUSTMENT PROCEDURE. Forthwith, and in any event within thirty (30) days following Closing, L-P Engineered Wood shall prepare, in a manner consistent with that of the Estimated Residual Evans Assets Statement of Adjustments a statement of the adjustments to the Basic Residual Evans Assets Purchase Price as of the Closing Date (the "Final Residual Evans Assets Statement of Adjustments") showing the actual amount of each of the Residual Evans Assets Purchase Price Adjustments as well as the Basic Residual Evans Assets Purchase Price as adjusted by the actual Residual Evans Assets Purchase Price Adjustments (the "Adjusted Residual Evans Assets Purchase Price"), for the review and approval of Evans. L-P Engineered Wood shall furnish such access to the financial working papers of the Operations after the Closing Date as Evans shall reasonably require to review the Final Residual Evans Assets Statement of Adjustments. The Final Residual Evans Assets Statements of Adjustments shall be deemed to be approved by Evans and to become final and binding upon the parties unless Evans delivers a Notice of Adjustment Disagreement to L-P Engineered Wood pursuant to Section 6.1.

5.8. POST-CLOSING RESIDUAL EVANS ASSETS PURCHASE PRICE ADJUSTMENT PAYMENT. The amount of any adjusting payment required between the parties for the Residual Evans Assets shall be the difference between the Estimated Residual Evans Assets Purchase Price, as shown on the Estimated Residual Evans Assets Statement of Adjustments, and the Adjusted Residual Evans Assets Purchase Price, as shown in the Residual Evans Assets Statement of Adjustments (the "Residual Evans Assets Adjustment Payment"), and shall be paid as follows:

     (a) where the Adjusted Residual Evans Assets Purchase Price exceeds the Estimated Residual Evans Assets Purchase Price, the Adjustment Holdback shall be paid to Evans and L-P Engineered Wood shall pay the Residual Evans Assets Adjustment Payment to Evans; or

     (b) where the Adjusted Residual Evans Assets Purchase Price is less than the Estimated Residual Evans Assets Purchase Price and greater than ninety-

                                       25                                 PART B


          five (95%) percent of the Estimated Residual Evans Assets Purchase Price, L-P Engineered Wood shall receive the amount of the Residual Evans Assets Adjustment Payment out of the Adjustment Holdback, and the balance of the Adjustment Holdback shall be paid to Evans; or

     (c) where the Adjusted Residual Evans Assets Purchase Price is less than ninety-five (95%) percent of the Estimated Residual Evans Assets Purchase Price, the Adjustment Holdback shall be paid to L-P Engineered Wood and the balance of the Residual Evans Assets Adjustment Payment shall be paid to L-P Engineered Wood by Evans; and

the Residual Evans Assets Adjustment Payment shall be paid forthwith after approval of the Residual Evans Assets Statement of Adjustments by the parties or the date the Residual Evans Assets Statement of Adjustments becomes final and binding pursuant to Section 6.1, whichever is later.

5.9. RESIDUAL EVANS ASSETS ADJUSTMENT PAYMENT NOT SUBJECT TO MINIMUM. The payment of the Residual Evans Assets Adjustment Payment shall not be subject to the indemnity claim minimum set out in Section 13.13(c).

6.       DISPUTE OF STATEMENTS OF ADJUSTMENTS

6.1. NOTICE OF ADJUSTMENT DISAGREEMENT. If Evans disagrees with the Final Residual Evans Assets Statements of Adjustments, Evans shall give written notice of its disagreement ("Notice of Adjustment Disagreement") to L-P Engineered Wood within fifteen (15) business days following receipt thereof. If a Notice of Adjustment Disagreement is received by L-P Engineered Wood in a timely manner, then the Final Residual Evans Assets Statement of Adjustments shall become final and binding upon the parties on the earlier of:

     (a) the date the parties resolve in writing all matters specified in the Notice of Adjustment Disagreement; or

     (b) the date any Disputed Adjustment Matters are finally resolved in writing by the Independent Accountant.

         Any such Notice of Adjustment Disagreement shall state in reasonable detail the nature of any disagreement so asserted. During a period of ten (10) business days following receipt by L-P Engineered Wood of the Notice of Adjustment Disagreement L-P Engineered Wood and Evans shall attempt to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Adjustment Disagreement. If at the end of such ten
(10) business day period, L-P Engineered Wood and Evans have failed to reach written agreement with respect to all of such matters, then all such matters as are specified in any Notice of Adjustment Disagreement and as to which such written agreement has not been reached (the "Disputed Adjustment Matters") shall be submitted to and reviewed by the Managing Partner of the Independent Accountant. The Independent Accountant shall resolve all Disputed Adjustment Matters within sixty (60) days of his or her appointment and his or her decision with respect to all Disputed Adjustment Matters shall be final and binding upon L-P Engineered Wood and Evans.

                                       26                                 PART B


6.2. FEES OF INDEPENDENT ACCOUNTANT. The fees and expenses of the Independent Accountant in respect of the Disputed Adjustment Matters shall be paid equally by L-P Engineered Wood and Evans.

7.       ASSUMPTION OF LIABILITIES

7.1. LIABILITY ASSUMPTION. Subject to the other terms and conditions in this Agreement, at the Closing L-P Engineered Wood shall assume and agree to pay, honour and discharge:

     (a)  all of the Working Capital Liabilities;

     (b) all of the liabilities of Evans identified in Schedule 7.1(b) (the "Assumed Evans Liabilities"); and

     (c) all of the obligations, covenants and agreements of Evans under the Assumed Contracts, the Forest Tenures, the Permits, the Silviculture Obligations and the Assumed Capital Leases (collectively, the "Assumed Evans Obligations") and the Permitted Encumbrances;

which are assigned to and assumed by L-P Engineered Wood pursuant to this Agreement, by executing and delivering to Evans one or more assumption and indemnity agreements substantially in the form attached as Schedule 7.1. L-P Engineered Wood shall not assume any of the liabilities, obligations or commitments of Evans except those arising from the Permitted Encumbrances, the Working Capital Liabilities, the Assumed Evans Liabilities and the Assumed Evans Obligations. All other liabilities, obligations or commitments of Evans shall remain with Evans and are excluded from this transaction. L-P Canada shall execute the assumption and indemnity agreements to guarantee the obligations of L-P Engineered Wood thereunder.

                                       27                                 PART C


PART C - SALE OF SLEC ASSETS BY EVANS TO L-P DAWSON CREEK

8.       SALE AND PURCHASE OF SLEC ASSETS

8.1. SALE OF SLEC ASSETS. Subject to and upon the terms and conditions set forth in this Agreement, Evans shall sell, transfer, convey and assign to L-P Dawson Creek, and L-P Dawson Creek shall purchase or acquire from Evans at the Closing all of Evans' right, title and interest in and to the SLEC Assets as at the Closing Date free and clear of all Liens save as provided in Section 8.2.

8.2. LIENS. The SLEC Assets to be transferred or otherwise conveyed to L-P Dawson Creek at the Closing Date pursuant to Section 8.1 shall be free and clear of all Liens, excepting only the Permitted Encumbrances.

8.3. ALLOCATION OF THE PURCHASE PRICE. The SLEC Assets Purchase Price shall be allocated amongst the SLEC Assets, or classes of the SLEC Assets, as provided in
Schedule 8.3.

9. PAYMENT OF SLEC ASSETS PURCHASE PRICE

9.1. SLEC ASSETS PURCHASE PRICE. The consideration for the purchase of the SLEC Assets shall be US $27,000,000 (the "SLEC Assets Purchase Price").

9.2. PAYMENT OF SLEC ASSETS PURCHASE PRICE. The SLEC Assets Purchase Price shall be payable by L-P Dawson Creek to Evans on the Closing Date by bank draft or certified cheque.

9.3. PAYMENT OF TAXES, FEES AND COSTS. L-P Dawson Creek shall be wholly responsible for all sales and transfer taxes payable in respect of the conveyance of the SLEC Assets under the Agreement, including without limitation goods and services tax under the EXCISE TAX ACT (Canada) and social services tax under the SOCIAL SERVICE TAX ACT (British Columbia). Evans and L-P Dawson Creek shall cooperate reasonably to ensure that any taxes payable by L-P Dawson Creek under the EXCISE TAX ACT (Canada) in respect of goods and services tax shall be minimized. To the extent that social services tax applies to the transfer of the SLEC Assets, L-P Dawson Creek shall promptly pay to Evans all amounts required to be collected and remitted by Evans in respect thereof and Evans shall remit such amounts to the British Columbia Consumer Taxation Branch as required.

10.      ASSUMPTION OF OBLIGATIONS

10.1. OBLIGATION ASSUMPTION. Subject to the other terms and conditions in this Agreement, at the Closing L-P Dawson Creek shall assume and agree to pay, honour and discharge all of Evans' obligations under the Permitted Encumbrances affecting the SLEC Assets by executing and delivering to Evans one or more assumption and indemnity agreements substantially in the form attached as
Schedule 7.1. L-P Dawson Creek shall not assume any of the liabilities, obligations or commitments of Evans except the obligations of Evans under the Permitted Encumbrances affecting the SLEC Assets. All other liabilities, obligations or commitments of Evans shall remain with Evans and are excluded from this transaction. L-P Canada shall execute the assumption and indemnity agreements to guarantee the obligations of L-P Dawson Creek thereunder.

                                       28                                 PART D


PART D - REPRESENTATIONS, WARRANTIES AND COVENANTS

11. REPRESENTATIONS AND WARRANTIES OF EVANS

         In order to induce the Purchasers and L-P Canada to enter into and to consummate the transactions contemplated by this Agreement, Evans represents and warrants to the Purchasers and L-P Canada that, save as disclosed herein or approved in writing by the Purchasers or L-P Canada, the following representations and warranties are true and correct as at the date hereof, notwithstanding any investigation that may be made by the Purchasers or L-P
Canada:

11.1.    CORPORATE ORGANIZATION, ETC.

     (a) Evans is a corporation duly organized, validly existing and in good standing with respect to filing of annual reports, all under the laws of the Province of British Columbia, with full corporate power, authority and capacity to carry on the Operations as now being conducted, and to own, operate and lease the Assets.

     (b) Evans has complied in all material respects with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated. The transactions contemplated by this Agreement have been duly and validly authorized by all necessary Evans, shareholder and director action. This Agreement, upon signature by the parties, shall be a valid and binding obligation of Evans enforceable in accordance with its terms, except as the enforceability may be limited by public policy and bankruptcy, insolvency, reorganization, moratorium or other laws and principles of equity affecting the enforcement of creditors rights generally.

11.2. NO VIOLATION. Except as otherwise provided in Schedule 11.2, the execution, delivery and performance by Evans of this Agreement, and the fulfilment of and compliance with its terms shall not:

     (a) conflict with or result in a breach of the terms, conditions or provisions of;

     (b) constitute a default or event of default under (with due notice, lapse of time or both);

     (c)  result in the creation of any Lien upon the Assets pursuant to;

     (d)  give any third party the right to accelerate any obligation under;

     (e)  result in a violation of; or

     (f) except for consents required under the FOREST ACT and as provided in Sections 15 and 16, require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to, the articles of incorporation of Evans, or any applicable Regulation, Order or Contract to which Evans or the Assets are subject.

                                       29                                 PART D


11.3.    CONTRACTS.

     (a) The list of Contracts set out in Schedule 11.3(a) is a true and complete list of all present and outstanding Contracts entered into by Evans prior to the date of this Agreement, other than:

          (i) those entered into in the ordinary course of Evans' business which require an expenditure by Evans or L-P Engineered Wood of not more than US $100,000 and which either:

                    A.   will be terminated by Evans before Closing; or

                    B. are terminable by L-P Engineered Wood without penalty not more than 12 months after the Closing Date; or

                    C. shall be fully performed within 12 months after the Closing Date; or

          (ii) those which shall be fully performed prior to the Closing Date;

     (b) To Evans' knowledge, Evans has performed in all material respects all obligations required to be performed by it and is not in default in any material respect under, or in breach of, nor in receipt of any claim of default or breach under, any Contract and no event has occurred which, with the passage of time or the giving of notice or both, would result in a default or breach having a Material Adverse Effect; and

     (c) Copies of Contracts and documents delivered and to be delivered by Evans are and shall be true and complete copies of such Contracts and documents.

11.4. ASSETS AND TITLE.

     (a) With the exception of the Trus Joist Scarfer, Evans has, or will have on the Closing Date, good and valid title to the Assets to be transferred by it pursuant to this Agreement free and clear of all Liens, Claims and restrictions on transfer, other than Permitted Encumbrances;

     (b) save as disclosed in Schedules 4.2(b)(i) and 5.2(b)(i), Evans has not, between the Valuation Date and the date of this Agreement, sold, transferred, conveyed, assigned or otherwise disposed of any of the Assets other than in the normal course of business of Evans and at the fair market value thereof and none of the Assets are or shall be on the Closing Date subject to any contracts of sale or lease except contracts in the ordinary course of business of Evans and at the fair market value thereof;

     (c) the Assets and the Excluded Evans Assets comprise all of the assets customarily used by Evans in carrying on the Operations; and

     (d) except as disclosed in Schedule 11.4(d), including the map attached thereto, to the best of the knowledge of Evans, there have been no claims or rights, titles or jurisdictions asserted or established by any aboriginal peoples by

                                       30                                 PART D


          virtue of their status as aboriginal peoples to, over or affecting any of the Assets or Operations.

11.5. THE CAPITAL LEASES.

     (a) The Capital Leases listed in Schedule 11.5 are all of the Capital Leases in effect on the date of this Agreement;

     (b) To Evans' knowledge, Evans has performed in all material respects all obligations required to be performed by it and is not in default in any material respect under, or in breach of, nor in receipt of any claim of default or breach under, the Assumed Capital Leases and no event has occurred which, with the passage of time or the giving of notice or both, would result in a default or breach having a Material Adverse Effect; and

     (c) Copies of the Assumed Capital Leases delivered and to be delivered by Evans to L-P Engineered Wood are and shall be true and complete copies of such Capital Leases.

11.6. LITIGATION. Except as set forth in Schedule 11.6, there is no Claim, investigation or governmental inquiry in progress, or to Evans' knowledge pending or threatened, against Evans, which, if adversely determined, could have a Material Adverse Effect, nor is there presently outstanding any Order, adverse judgment, settlement or other similar directive or agreement evidencing a dispute which could have a Material Adverse Effect.

11.7. COMPLIANCE WITH LAWS AND REGULATIONS. Except as disclosed in Schedule 11.7, to Evans' knowledge, Evans is presently in compliance in all material respects with regard to the Lands and its Operations, practices, plants, structures, machinery, equipment and other property, and all other aspects of its business relating to the Assets, with all applicable federal, provincial and municipal Regulations and Orders. Except as set forth in Schedule 11.7, to Evans' knowledge there are no Claims pending, or threatened, nor has Evans received any written notice, alleging any violations of any Regulations and Orders relating to the Assets from any Authority claiming jurisdiction over Evans.

11.8. ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 11.8, to the best of Evans' knowledge:

     (a) the Operations do not violate any applicable Environmental Law now in effect in any material respect;

     (b) Evans possesses and shall possess on the Closing Date all material Environmental Permits now required or which shall be required on the Closing Date for the conduct of the Operations (or any part), and Evans is in material compliance with all of the requirements and limitations included in such Environmental Permits;

     (c) all Environmental Permits possessed by Evans are listed on Schedule 11.8(c);

     (d) Evans does not store or use any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of the Lands or facilities

                                       31                                 PART D


          except for inventories of chemicals which are used or to be used in the ordinary course of Evans' business (which inventories have been stored or used in material accordance with all applicable Environmental Permits and all Environmental Laws);

     (e) Evans has not received any notice from any Authority or any private Person or entity that Evans' business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the clean up of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any of the Lands, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site;

     (f) Evans is not the subject of federal, provincial, municipal or private litigation or proceedings involving a demand for damages or other potential liability with respect to violations of Environmental Laws;

     (g) Evans has not buried, dumped, disposed of, or spilled or released material quantities of any pollutants, contaminants or hazardous wastes, substances or materials on, beneath or adjacent to any of the Lands or any property adjacent thereto;

     (h) no by-products of any manufacturing process employed in the operation of Evans' business which may be pollutants, contaminants or hazardous or toxic wastes, substances or materials as defined under any Environmental Law are currently stored or otherwise located in a material quantity on any of the Lands or leaseholds in a manner prohibited by any Environmental Laws;

     (i) Evans has timely filed all reports required to be filed with respect to all of the Lands, leaseholds and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws in all material respects;

     (j) there are no underground storage tanks on or beneath the Golden Facility or the Malakwa Facility;

     (k) no pollutants, contaminants or hazardous or toxic wastes, substances or materials as defined under any Environmental Law are migrating to or from any of the Lands or any property adjacent thereto;

     (l) none of the Assets to be sold to the Purchasers contain any asbestos, PCBs or any other toxic, dangerous or hazardous substance in any material quantity; and

     (m) Evans has provided to L-P Engineered Wood true copies of all environmental studies or assessments prepared or obtained by Evans with respect to any of the Lands.

11.9. DISCLOSURE. To Evans' knowledge, neither this Agreement nor any of the Schedules, attachments, written statements, documents, certificates or other items prepared for or supplied to the Purchasers or any of their Affiliates by or on behalf of Evans with respect to

                                       32                                 PART D


the transactions contemplated herein contains any untrue statement of a material fact or omits a material fact necessary to make each statement not misleading. There is no fact which Evans has not disclosed to the Purchasers or any of their Affiliates and of which Evans or any of its officers, directors or executive employees is aware which would have a Material Adverse Effect.

11.10. CONDITION OF EVANS ASSETS AND SLEC ASSETS. Except as disclosed on
Schedule 11.10 and excepting the Donald J-Bar Sorter which is being purchased by L-P Engineered Wood on an as is where is basis, the Evans Assets and the SLEC Assets are in good working condition and suitable for their current use.

11.11.   TAX MATTERS.

     (a) There are no income or other taxes payable by Evans at or prior to Closing which might, now or hereafter, constitute or be capable of forming an encumbrance, other than a Permitted Encumbrance, upon any of the Assets or the Operations;

     (b) Evans is registered under Part IX of the EXCISE TAX ACT (Canada) with registration number 101700722RT;

     (c) Evans is not a non-resident person within the meaning of section 116 of the INCOME TAX ACT (Canada);

11.12. LABOUR RELATIONS. Except as set forth in Schedule 11.12 Evans has no collective bargaining agreements and there have been no strikes, work stoppages nor any demand for collective bargaining by any union or labour organization at the Operations since January 1, 1997. There is no dispute or controversy with any union or other organization of Evans' employees and no arbitration proceedings pending or, to Evans' knowledge, threatened involving a dispute or controversy affecting Evans which would have a Material Adverse Effect.

11.13. SALARIED EMPLOYEES. Schedule 11.13 accurately and completely sets out the names and titles of personnel employed or engaged in the Operations by Evans and paid on a salaried basis together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, term of employment, title, benefits, positions held and particulars of any agreement or understanding concerning notice or severance in the event of termination of employment. Each such employee has been paid all wages, income, benefits and any other sums owing to him or her by Evans to the end of the most recent pay period. All amounts required to be deducted from the employees' salaries and paid to any governmental body pursuant to any Regulation have been withheld and paid. Evans has provided to L-P Engineered Wood prior to the execution of this Agreement the terms of any oral contract of employment and a copy of the written contracts of employment with such persons where such oral or written contracts exist.

11.14. EMPLOYEE PLANS. Except in connection with the Evans Forest Products Limited Salaried Employees Pension Plan described in Schedule 11.14 (the "Pension Plan"), and the Supplemental Pension and the other plans disclosed in
Schedule 11.14, Evans does not maintain, contribute to or have any liability under or with respect to any:

     (a) employee pension benefit plan including, without limitation, any pension, profit sharing, defined contribution, retirement, multi-employer or multiple employer plan;

                                       33                                 PART D

     (b) employee welfare benefit plan including, without limitation, any medical, hospitalization, vision, dental, life insurance, disability or retiree welfare benefit plan, program or arrangement;

     (c) bonus, incentive, deferred compensation, severance, vacation, sick leave, fringe benefit or other employment agreement, plan or arrangement;

with respect to any of its employees and former employees. Evans has delivered to L-P Engineered Wood true, correct and complete copies of all employee plans described in this Section which Evans maintains or to which Evans contributes. Evans has made all contributions required of it with respect to the IWA Forest Industry Pension Plan described in Schedule 11.14.

11.15. EMPLOYMENT OBLIGATIONS. Schedule 11.15 lists all individuals who are, as at the date of this Agreement:

     (a) in receipt of benefits from a short term or long term disability program sponsored by Evans or in which Evans participates;

     (b) in receipt of Worker's Compensation benefits on account of their employment by Evans;

     (c) on an authorized unpaid leave of absence (including maternity or parental leave or unpaid sick leave) from Evans;

     (d) on layoff from Evans with an existing right of recall pursuant to the Collective Agreement; or

     (e) entitled to post-retirement or other benefits provided through a benefit program sponsored by Evans or in which Evans participates;

and particulars of the rights and benefits of such individuals in respect thereof.

11.16. PATENTS, TRADEMARKS, ETC. Schedule 3.2(b) lists all Canadian and foreign trademarks (including trademarks for which application is pending), service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which Evans now has any interest, if any, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Evans and also indicating which of such Trade Rights are registered. All of Evans' Trade Rights registrations and all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. Evans does not require any Trade Rights that it does not already have to conduct its businesses, including the operation of the SLEC Assets. To the best of the knowledge of Evans, Evans is not infringing and has not infringed on any Trade Rights of another in the operation of its businesses, nor is any other person infringing on the Trade Rights of Evans. Evans has not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by Evans. Except for fees paid pursuant to the agreement with the Interior Lumber Manufacturers' Association referred to in Schedule 3.2(b), Evans does not pay any royalties or other consideration for the right to use any Trade Rights of others. To the best of Evans' knowledge there are no inquiries, investigations or claims or litigation challenging or

                                       34                                 PART D


threatening to challenge the right, title and interest of Evans with respect to its continued use and right to preclude others from using any Trade Rights. To the best of Evans' knowledge all of Evans' Trade Rights are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Evans.

11.17. YEAR 2000 COMPLIANCE. Except with respect to the deficiencies listed in
Schedule 11.17, all of which will be corrected prior to the Closing Date, to the best of the knowledge of Evans, it has taken all reasonable steps to ensure that the Evans Assets and the SLEC Assets are designed to be used prior to, during, and after the calendar year 2000 A.D. and, during each such period, will properly and effectively function and will properly and effectively process, manage and manipulate data containing two and four digit year dates, without any error or abnormal ending and without generating any incorrect value or invalid, inaccurate or erroneous result.

11.18. FINANCIAL STATEMENTS. The Financial Statements of Evans attached as
Schedule 11.18 have been prepared in accordance with GAAP consistently applied and maintained and fairly present in all material respects, the financial condition of Evans as of the date indicated and the results of its operations for the period covered.

11.19. ROAD COSTS. As of April 30, 1999, the Road Costs were Cdn. $12,493,000.00 as calculated in accordance with GAAP consistently applied and maintained.

11.20. ACCOUNTS RECEIVABLE. All Evans' accounts receivable represent arm's length sales actually made in the ordinary course of business. Evans' accounts receivable which shall be included as a Working Capital Asset in the calculation of the Adjusted Residual Evans Assets Purchase Price shall be collectible at the amount therein recorded, which shall be net of the reserves determined by Evans, in the ordinary course of business. Evans has given L-P Engineered Wood a complete and correct aging schedule of the accounts receivable included in Evans' most recent balance sheet.

11.21. INVENTORY. Evans' inventories held for sale are of a quality saleable in the ordinary course of business of Evans, inventories of raw materials are of a quality usable in the ordinary course of business of Evans, and the inventories to be included as a Working Capital Asset in the calculation of the Adjusted Residual Evans Assets Purchase Price shall have, in the aggregate, a net realizable value at least equal to the aggregate value so recorded, and shall be valued in accordance with GAAP at the lower of cost (on a FIFO basis) or market.

11.22. INSURANCE. Evans maintains such policies of insurance as are appropriate to its business, properties and assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets.

11.23.   FOREST TENURES.  With respect to the Forest Tenures:

     (a) the Forest Tenures are recorded on the records of the Ministry of Forests of the Province of British Columbia in the name of Evans and are validly subsisting;

     (b) all rentals, stumpage, royalty and scale accounts and other taxes, assessments and other costs payable up to the Closing Date in respect of the Forest Tenures have been or will have been paid on the Closing Date other

                                       35                                 PART D


          than those which constitute costs, accrued or accruing, in respect of silviculture or other reforestation obligations thereunder;

     (c) Evans has, in all material respects, observed and performed all covenants and agreements on its part to be observed or performed under the provisions of the Forest Tenures, the FOREST ACT (British Columbia) and the regulations thereunder in accordance with normal forest industry practice in the Province of British Columbia; and

     (d) Evans is not aware of, and has not received any notice of, any breach of the Forest Tenures which would have a Material Adverse Effect and has received no notice of any fact or event likely to reduce, suspend or terminate the Forest Tenures, or any of them, or any privileges attached thereto.

11.24. PROMISSORY NOTE. The Promissory Note, when issued and delivered by Evans to L-P Canada pursuant to Section 13.14, shall be duly and validly authorized and issued.

11.25. SLEC CAPITAL LEASES. The SLEC Capital Leases disclosed in Part 5 of
Schedule 11.5 are all of the SLEC Capital Leases.

11.26. SLEC ASSETS. The assets listed in Schedule 11.26 are all of the assets which are the subject matter of the SLEC Capital Leases.

11.27. SURVIVAL. All representations and warranties contained in this Section 11 shall survive Closing and continue in effect until December 31, 2000. Upon Evans' receipt of a Claim from L-P Engineered Wood during the survival period, the appropriate representations and warranties shall remain in effect until the claim is finally resolved.

12. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS AND L-P CANADA

                  In order to induce Evans to enter into and to consummate the transactions contemplated by this Agreement, each of the Purchasers and L-P Canada, jointly and severally, represent and warrant to Evans that the following representations and warranties are true and correct as at the date hereof:

12.1. ORGANIZATION, STANDING AND POWER. Each of L-P Canada and the Purchasers is a corporation duly organized, validly existing and in good standing with respect to annual filings under the laws of British Columbia and has all requisite corporate power, authority and capacity to own, lease and operate its properties and to carry on its business as now being conducted.

12.2. AUTHORITY. The execution, delivery and performance by each of the Purchasers or L-P Canada of this Agreement, and the fulfilment of and compliance with its terms shall not: (a) conflict with or result in a breach of the terms, conditions or provisions of; (b) constitute a default or event of default under (with due notice, lapse of time or both); (c) result in the creation of any Lien upon the Purchasers' or L-P Canada's assets pursuant to; (d) give any third party the right to accelerate any obligation under; (e) result in a violation of; or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to, the articles of incorporation of the Purchasers or L-P Canada, or any applicable Regulation, Order or Contract to which the Purchasers or L-P Canada or their assets are subject. The Purchasers and L-P Canada have complied in all material respects with all applicable

                                       36                                 PART D


Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated. The transactions contemplated by this Agreement have been, or shall by the Closing Date have been, duly and validly authorized by all necessary shareholder and director action of the Purchasers and L-P Canada. This Agreement upon signature by the parties shall be a valid and binding obligation of the Purchasers and L-P Canada enforceable in accordance with its terms, except as the enforceability may be limited by public policy and bankruptcy, insolvency, reorganization, moratorium or other laws and principles of equity affecting the enforcement of creditors rights generally.

12.3. PREFERRED SHARES. The Preferred Shares, when issued and delivered by L-P Engineered Wood to Evans pursuant to Section 4.4, shall be duly and validly issued, fully paid and non-assessable.

12.4. SLEC ASSETS. L-P Dawson Creek is purchasing the SLEC Assets for the purpose only of leasing such assets to other persons and as such is exempt by subsection 78(1) of the SOCIAL SERVICE TAX ACT (British Columbia) from tax imposed by the SOCIAL SERVICE TAX ACT on such purchase.

12.5. ACCURACY OF EVANS' REPRESENTATIONS. The Purchasers and L-P Canada have conducted an investigation of the Assets and Operations, which included the preparation of an environmental audit. None of the Purchasers or L-P Canada has any knowledge that any representation and warranty of Evans set forth in this Agreement is not true and correct in all material respects, or is untrue in a manner that has a Materially Adverse Effect.

12.6. SURVIVAL. All representations and warranties contained in this Section 12 shall survive Closing and continue in full force and effect until December 31, 2000. Upon the Purchasers' or L-P Canada's receipt of a Claim from Evans during the survival period, the appropriate representations and warranties shall remain in effect until the claim is finally resolved.

13. COVENANTS

13.1. CONDUCT OF BUSINESS. Following execution of this Agreement and prior to the Closing, Evans shall maintain, keep and preserve the Assets in good condition and repair, maintain insurance in accordance with present practices and shall not:

     (a) remove or dispose of any of the Assets to be transferred and conveyed under this Agreement, except for inventory sold in the ordinary course of business, without the prior written agreement of L-P Engineered Wood;

     (b) amend any of the Assumed Contracts except in the ordinary course of business and where such amendment does not require a Material expenditure on the part of L-P Engineered Wood, without the prior written consent of L-P Engineered Wood, which consent shall not be unreasonably withheld; or

     (c) enter into any new Contract except in the ordinary course of business and on terms which allow the assignment of such Contract to L-P Engineered Wood at Closing (in which case Evans shall provide a copy of any such new Contract to L-P Engineered Wood forthwith after execution), without the prior written consent of L-P Engineered Wood. Evans acknowledges that L-P

                                       37                                 PART D


          Engineered Wood may, but need not, assume the rights and obligations of Evans under any such new Contract at the time of Closing, provided however, that L-P Engineered Wood shall assume at Closing all new Contracts to which it consents.

13.2. STORAGE OF DONALD J-BAR SORTER. Evans agrees to provide L-P Engineered Wood with storage for the Donald J-Bar Sorter at the Donald Facility for a period of at least 180 days following the Closing Date, without cost, but at the sole risk of L-P Engineered Wood. Evans agrees that L-P Engineered Wood and L-P Engineered Wood's authorized representatives may have access at all reasonable times to the Donald Facility for the purpose of inspecting, repairing or removing the Donald J-Bar Sorter.

13.3. CONTRACT CONSENTS. Evans shall use commercially reasonable efforts to obtain the consent of any party to any Contract with Evans where the consent of such party is required to assign such Contract to L-P Engineered Wood.

13.4. FOREST TENURES CONSENTS. Evans and L-P Engineered Wood shall use all commercially reasonable efforts to obtain:

     (a) any consents necessary for the assignment to L-P Engineered Wood of Evans' interest in the Forest Tenures; or

     (b) if applicable, the re-issuance of any one or more of the Forest Tenures in the name of L-P Engineered Wood;

and in the course of attempting to obtain such consents:

     (c) Evans will not, without the prior written consent of L-P Engineered Wood, agree to any amendment to any of the Forest Tenures; and

     (d) L-P Engineered Wood will not, without the prior written consent of Evans, agree to any amendment to any of the Forest Tenures which would have effect prior to L-P Engineered Wood's assumption of the Forest Tenures on the Closing Date.

13.5. EMPLOYEES. L-P Engineered Wood intends to operate the Golden Facility and Malakwa Facility after the Closing and further intends to staff the Golden Facility and Malakwa Facility primarily from Evans' current employees. L-P Engineered Wood shall have the right, by written notice to Evans given at any time after all conditions precedent to the completion of this Agreement have been removed or satisfied, to direct Evans to terminate certain of the salaried employees of Evans prior to the Closing Date at the cost of L-P Engineered Wood. Subject to such terminations, Evans agrees to transfer and L-P Engineered Wood agrees to accept the transfer of the employment of all of Evans' salaried employees, effective from the Closing Date, on terms equal to or better than those specified in Schedule 11.13, provided that it is agreed that the terms of employment of such salaried employees need not include any Supplemental Pension Benefits so long as the terms of employment of each such employee, taken as a whole, are equal to or better than those specified in Schedule 11.13. If any such employee declines to accept the transfer of employment to L-P Engineered Wood any severance or other payment required to such employee shall be the responsibility of Evans and not L-P Engineered Wood. If any employee accepts such transfer of employment to L-P Engineered Wood, any subsequent severance or other claim of such employee shall be the responsibility of L-P Engineered Wood

                                       38                                 PART D


and not Evans unless such claim relates to any action or inaction of Evans prior to the Closing Date or the information contained in Schedule 11.13 was inaccurate in any material manner. Effective from the Closing Date, L-P Engineered Wood shall become bound by the Collective Agreement as a successor employer and shall assume all of Evans' obligations and liabilities thereunder. L-P Engineered Wood shall also assume all obligations and liabilities of Evans in respect of disability, salary, and other benefits (including the right to resume employment) for individuals who are, at the Closing Date:

     (a) in receipt of benefits from a short term or long term disability program sponsored by Evans or in which Evans participates;

     (b) in receipt of Worker's Compensation benefits on account of their employment by Evans;

     (c) on an authorized unpaid leave of absence (including maternity or parental leave or unpaid sick leave) from Evans;

     (d) on layoff from Evans with an existing right of recall pursuant to the Collective Agreement; or

     (e) entitled to post-retirement or other benefits (other than Supplemental Pension Benefits) provided through a benefit program sponsored by Evans or in which Evans participates,

provided each such individual is disclosed on Schedule 11.15 and the liability or obligation to such individual arises under a plan disclosed on Schedule 11.14, or arises in the ordinary course of business after the date of this Agreement and prior to the Closing Date.

13.6. VALUATIONS. No less than 30 days prior to the Closing Date, Evans shall cause the Evans Actuary to prepare and provide to L-P Engineered Wood for its approval, acting reasonably:

     (a) an actuarial valuation of the Pension Plan (the "Solvency Deficiency Valuation") which specifies the sum which would be sufficient, in the opinion of the Evans Actuary, to fully fund the obligations of the Pension Plan on a plan termination or "solvency" basis as of the Closing Date (the "Solvency Deficiency"); and

     (b) an actuarial valuation of the amounts which, in the opinion of the Evans Actuary, are required on the Closing Date to fully fund the Supplemental Pension Benefits to which each of the Current Active Executive Members specified in Schedule 11.13 would be entitled if his employment terminated on the Closing Date (the "Supplemental Pension Obligation").

Evans shall provide to L-P Engineered Wood such access to financial working papers as L-P Engineered Wood shall reasonably require to review the Solvency Deficiency Valuation and the Supplemental Pension Obligation calculation. The Solvency Deficiency Valuation and the Supplemental Pension Obligation calculation shall be deemed to be approved by L-P Engineered Wood unless L-P Engineered Wood delivers a Notice of Actuarial Disagreement to Evans pursuant to
Section 13.7.

                                       39                                 PART D


13.7. NOTICE OF ACTUARIAL DISAGREEMENT. If L-P Engineered Wood disagrees with the Solvency Deficiency Valuation or the Supplemental Pension Obligation calculations, L-P Engineered Wood shall give written notice of its disagreement ("Notice of Actuarial Disagreement") to Evans within 10 days following its receipt thereof. If a Notice of Actuarial Disagreement is received by Evans in a timely manner, then the Solvency Deficiency Valuation or the Supplemental Pension Obligation calculations, as the case may be, together with any amendments thereto, if any, shall become final and binding upon the parties on the earlier of:

     (a) the date the parties resolve in writing all matters specified in the Notice of Actuarial Disagreement; or

     (b) the date any Disputed Actuarial Matters are finally resolved in writing by the Independent Accountant.

         Any such Notice of Actuarial Disagreement shall state in reasonable detail the nature of any disagreement so asserted. During a period of 5 days following receipt by Evans of the Notice of Actuarial Disagreement, Evans and L-P Engineered Wood shall attempt to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Actuarial Disagreement. If at the end of such 5 day period, Evans and L-P Engineered Wood have failed to reach written agreement with respect to all of such matters, then all such matters as are specified in any Notice of Actuarial Disagreement and as to which such written agreement has not been reached (the "Disputed Actuarial Matters") shall be submitted to and reviewed by the Independent Accountant. The Independent Accountant shall resolve all Disputed Actuarial Matters within 10 days of his or her appointment and his or her decision with respect to all Disputed Actuarial Matters shall be final and binding upon Evans and L-P Engineered Wood. The fees and expenses of the Independent Accountant in respect of the Disputed Actuarial Matters shall be paid equally by L-P Engineered Wood and Evans.

13.8.    FUNDING.  On or before the Closing Date Evans shall:

     (a) contribute to the Pension Plan an amount equal to the Solvency Deficiency as set out in the agreed Solvency Deficiency Valuation; and

     (b)  either:

          (i) deliver to L-P Engineered Wood releases in form and substance satisfactory to L-P Engineered Wood executed by each of the Current Active Executive Members specified in Schedule 11.13 acknowledging that they have received payment of all Supplemental Pension Benefits which is or may in the future become owing to them in respect of any employment prior to the Closing Date; or

          (ii) pay to L-P Engineered Wood an amount equal to the aggregate Supplemental Pension Obligations in respect of each of the Current Active Executive Members specified in Schedule 11.13, in which case, for greater certainty, L-P Engineered Wood will assume all obligations under the Supplemental Pension to such Current Active Executive Members;

                                       40                                 PART D


13.9. PENSION TRANSFER. Effective as of the Closing Date, Evans shall assign to L-P Engineered Wood and L-P Engineered Wood shall assume all of Evans' rights, duties and obligations under and in respect of the Pension Plan, other than any obligations in respect of Supplemental Pension or the Supplemental Pension Benefits, and the assets thereof. Without limitation, L-P Engineered Wood shall assume all responsibility for all pension benefits accrued under the Pension Plan prior thereto for all participants in the Pension Plan, other than any obligations in respect of Supplemental Pension Benefits. Prior to the Closing Date L-P Engineered Wood and Evans shall co-operate to make all amendments to the Pension Plan (and related documentation) and all applications for registration or regulatory approval as are required to implement the terms of this Section.

13.10. CONTINUED ACCESS TO EMPLOYEES. L-P Engineered Wood shall grant Evans reasonable access to its employees after the Closing Date to resolve outstanding matters, provided that Evans shall reimburse L-P Engineered Wood for any out-of-pocket expenses which L-P Engineered Wood incurs in connection with its co-operation pursuant to this Section.

13.11. CONSISTENT USE OF GAAP. Between the date of this Agreement and the Closing Date, Evans will accurately record the Road Costs and the Silviculture Obligations in its accounting records in accordance with GAAP consistently applied and maintained.

13.12. VALIDITY OF REPRESENTATIONS. Evans, the Purchasers and L-P Canada shall not, between the date of this Agreement and the Closing Date, do anything which would result in any of their respective representations or warranties set forth in this Agreement not being true and correct in all material respects on the Closing Date as if such representation and warranty were made on the Closing Date, or in the case of Evans, being untrue in a manner that has a Materially Adverse Effect.

13.13.   INDEMNIFICATIONS.

     (a) Evans agrees to indemnify and hold harmless the Purchasers, L-P Canada and each of their directors, officers, employees and Affiliates (the "Purchasers Indemnified Parties") from and against and to reimburse the Purchasers Indemnified Parties with respect to any and all losses, damages, liabilities, costs, expenses and deficiencies, including interest, penalties and reasonable attorneys' fees incurred by the Purchasers Indemnified Parties by reason of or arising out of or in connection with:

          (i) any representation or warranty made by Evans in this Agreement or in any other agreement or document delivered pursuant hereto which shall have been false or inaccurate in any material respect as of the date in respect of which it is made;

          (ii) the nonfulfillment of any covenant or agreement on the part of Evans in or under this Agreement or any other agreement or document delivered pursuant hereto;

          (iii) any material misstatement and/or misrepresentation or omission of facts or circumstances from this Agreement or a Schedule hereto or in any certificate, document or other agreement furnished or to be furnished by Evans or any of its representatives hereunder;

                                       41                                 PART D


          (iv) contract damages, personal injury damages, property damage caused by or arising out of Evans' acts or omissions;

          (v) any and all acts, liabilities and obligations of Evans not expressly assumed by the Purchasers or L-P Canada in this Agreement or any other agreement or document delivered pursuant hereto;

          (vi) all product liability, manufacturing or design defect claims arising from products manufactured by Evans prior to the Closing; and

          (vii) all Claims under any Environmental Law where the alleged conduct or inaction constituting the basis of such Claim occurred prior to Closing, whether or not Evans had knowledge of such potential Claim at the time of Closing. Provided that none of the Purchasers or L-P Canada shall have any right to indemnification hereunder in respect of the environmental matters specified in
               Part 1 of Schedule 11.8.

     (b) each of the Purchasers and L-P Canada, jointly and severally, agrees to indemnify and hold harmless Evans and its directors, officers, employees and Affiliates (collectively, "Evans Indemnified Parties") from and against and to reimburse Evans Indemnified Parties with respect to any and all losses, damages, liabilities, costs, expenses and deficiencies, including interest, penalties and reasonable attorneys' fees incurred by Evans Indemnified Parties by reason of or arising out of or in connection with:

          (i) any representation or warranty made by the Purchasers or L-P Canada in this Agreement or in any other agreement or document delivered pursuant hereto which shall have been false in any material respect as of the date in respect of which it is made;

          (ii) the nonfulfillment of any covenant or agreement on the part of the Purchasers or L-P Canada in or under this Agreement or any other agreement or document delivered pursuant hereto;

          (iii) any material misstatement and/or misrepresentation or omission from this Agreement or a Schedule hereto or any certificate, document or other agreement furnished or to be furnished by the Purchasers or L-P Canada or any of their representatives;

          (iv) contract damages, personal injury damages and property damage, arising from the Purchasers' or L-P Canada's acts or omissions after the Closing;

          (v) all product liability, manufacturing or design defect claims arising from products manufactured by the Purchasers or L-P Canada after the Closing;

          (vi) all Claims for environmental matters for which the alleged conduct constituting the basis of any such Claim or action occurred after the Closing;

                                       42                                 PART D


          (vii) all Claims for amounts required to be collected and remitted by Evans to the British Columbia Consumer Taxation Branch pursuant to the SOCIAL SERVICE TAX ACT in respect of the transfer of the Assets hereunder in excess of the amount, if any, remitted to Evans for this purpose at Closing;

          (viii) all Claims in respect of benefits payable under the Pension
                 Plan.

     (c)  No claim for indemnity pursuant to Section 13.13(a)(i)-(vii) or
          (b)(i)-(iii) may be made after December 31, 2000, unless written notice of a bona fide Claim has been given prior to such date, specifying with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim to the extent then known. No payment in respect of an indemnity need be made to the Purchasers Indemnified Parties unless and until the aggregate loss or damage suffered by the Purchasers Indemnified Parties from all matters which entitle such parties to indemnity pursuant to Section 13.13(a) exceeds US $50,000 and thereafter indemnity need only be paid for the amount in excess of US $50,000. No payment on account of Claims for indemnity under this Section need be made by Evans.

     (d)  The obligations to indemnify contained in Section 13.13(b)(iv), (v),
          (vi), (vii) and (viii) shall survive Closing and remain in effect indefinitely. All other obligations to indemnify contained in this Section shall survive Closing and remain in effect up to and including December 31, 2000 (the "Indemnity Period"). Upon receipt of a notice of a Claim within the Indemnity Period the indemnity obligation of the indemnifying party shall continue in effect until the Claim is finally resolved.

     (e) For greater certainty, the Purchasers and L-P Canada acknowledge that no Claim for indemnity may be made by the Purchasers or L-P Canada against Evans pursuant to this Section in respect of the environmental matters specified in Part 1 of Schedule 11.8.

13.14. LOAN AND PROMISSORY NOTE. L-P Canada covenants to advance to Evans an amount equal to the Adjusted Evans Equipment Purchase Price (the "Loan") by bank draft or certified cheque and Evans covenants to issue and deliver to L-P Canada a promissory note in the form attached hereto as Schedule 13.14 (the "Promissory Note") at Closing.

13.15. SLEC ASSETS. On or before the Closing Date, Evans shall cause the SLEC Capital Leases to be terminated and shall acquire good and valid title to the SLEC Assets.

13.16. PERMITTED ENCUMBRANCES. Evans covenants that it has no liability in respect of any of the security interests identified as Permitted Encumbrances on Appendix A of Schedule 2.1(by) by (2) and that it shall use its best reasonable efforts to obtain and register a discharge of each such security interest prior to the Closing Date. On or before the Closing Date Evans shall obtain and deliver to L-P Engineered Wood registrable discharges of the security interests identified as Permitted Encumbrances on Appendix A of Schedule 2.1(by) by (1).

13.17. DEFENSE OF CLAIMS. Evans shall use reasonable best efforts to defend any Claims which have been or will be made which might result in a Lien against the Assets or Operations.

                                       43                                 PART D


13.18. LAND TITLE OFFICE DISCHARGES. At or prior to Closing, Evans shall obtain and deliver to L-P Engineered Wood registrable discharges of all of the encumbrances listed in Schedule 3.2(c)(i), other than Undersurface Rights #F408 and Restrictive Covenant #M6239.

13.19. JOB PROTECTION LIABILITIES. Evans shall, on or before the Closing Date, pay to its employees, former employees, logging contractors and former logging contractors all payments under logging contracts and all salary and wages and/or benefits deferred pursuant to Economic Plans entered into by the Job Protection Commissioner for the Province of British Columbia in relation to Evans.

13.20. CURRENCY CONVERSION. All conversions of Canadian currency to United States currency or of United States currency to Canadian currency required to be made pursuant to the terms of this Agreement on or after the Closing Date on account of any adjustments to the aggregate purchase price hereunder, or any part thereof, shall be made according to the preferred volume currency conversion rates as declared by The Royal Bank of Canada at its Main Branch in Vancouver, British Columbia on the last day prior to the Closing Date on which such branch is open for business.

13.21. DELIVERIES. Each of Evans, L-P Engineered Wood and L-P Canada covenant and agree with each of the others to make at Closing the deliveries required of such party pursuant to Section 18 hereof.

                                       44                                 PART E


PART E - GENERAL TERMS GOVERNING PURCHASES

14.      INDEMNITY HOLDBACK

14.1. DELIVERY OF INDEMNITY HOLDBACK. Pursuant to Section 5.6, upon Closing, L-P Engineered Wood shall deliver the Indemnity Holdback to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement to satisfy any Claims during the Indemnity Period by L-P Engineered Wood, L-P Dawson Creek or L-P Canada against Evans under this Agreement.

14.2. LIMITATION ON LIABILITY. Notwithstanding any other provision of this Agreement or of any other document or agreement delivered pursuant to this Agreement, L-P Engineered Wood, L-P Dawson Creek and L-P Canada agree that their sole recourse in the event that an indemnity is payable by Evans (whether for breach of representation and warranty or otherwise) shall be to the balance of the monies from time to time held by the Escrow Agent as part of the Indemnity Holdback and in accordance with the terms of the Escrow Agreement and for greater certainty, the liability of Evans to L-P Engineered Wood, L-P Dawson Creek and L-P Canada under or in relation to this Agreement is limited to such monies.

14.3. CLAIMS ON INDEMNITY HOLDBACK. If a Claim is to be made by a party entitled to indemnification the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any Claim arises against any party entitled to the benefit of indemnity and if the indemnifying party acknowledges in writing to the indemnified party that the indemnifying party is obligated under the terms of its indemnity in connection with such Claim then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit, action or Claim with counsel of its choice to handle and defend the same at the indemnifying party's expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith in the investigation, trial and defense of such Claim and any appeal; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If an indemnifying party acknowledges the obligation to indemnify, an indemnified party shall not thereafter admit any liability with respect to or settle, compromise, or discharge any Claim without the consent of the indemnifying party.

14.4. RELEASE OF INDEMNITY HOLDBACK. Following the expiration of the Indemnity Period, the remaining balance of the Indemnity Holdback, if any, after (i) the payment of Claims by the Purchasers and (ii) the reservation of amounts required to satisfy unresolved Claims as and to the extent provided in the Escrow Agreement, shall be distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

14.5. INTEREST ON INDEMNITY HOLDBACK. Interest on the Indemnity Holdback shall be for the account of Evans and shall be paid in accordance with the terms of the Escrow Agreement.

                                       45                                 PART E


15.      COMPETITION MATTERS

15.1. HART-SCOTT RODINO ACT. Evans and the Purchasers shall make and complete all necessary filings under the HART-SCOTT RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, as amended (the "HSR Act"). If the waiting period (which term includes the extension period) under the HSR Act has not expired by the Closing Date, the Closing Date shall be delayed until five business days after the expiration of the waiting period, provided that either Evans or the Purchasers in their sole discretion may terminate this Agreement if the waiting period has not expired or been terminated within 90 calendar days following the date of this Agreement.

15.2. COMPETITION ACT. Evans and the Purchasers shall make and complete all necessary filings under the COMPETITION ACT, R.S.C. 1985, as amended (the "Competition Act"). If, by the Closing Date, either the Commissioner (as defined in the Competition Act) has not notified the parties that the Commissioner does not at that time intend to make an application under section 92 of the Competition Act in respect of the proposed purchase or the applicable period of time specified in section 123 (1) of the Competition Act during which the purchase may not proceed has not expired, the Closing Date shall be delayed until five business days after the receipt of such notice or the expiry of such period, whichever shall first occur, provided that either Evans or the Purchasers in their sole discretion may terminate this Agreement if such notice has not been received or such period has not expired within 90 calendar days following the date of this Agreement.

16. INVESTMENT CANADA ACT

16.1. PURCHASER TO MAKE FILINGS. The Purchasers shall make and complete all necessary filings under the INVESTMENT CANADA ACT, R.S.C. 1985, in accordance with the provisions of such Act.

17. CONDITIONS PRECEDENT TO THE CLOSING

17.1. CONDITIONS PRECEDENT TO THE PURCHASERS' AND L-P CANADA'S OBLIGATIONS. The obligations of the Purchasers and L-P Canada under this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived at the option of the Purchasers or L-P Canada:

     (a) There shall have been no material breach by Evans in the performance of any of its covenants.

     (b) The representations and warranties of Evans contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except for changes contemplated or permitted by this Agreement and representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date).

     (c) All corporate action necessary to authorize the execution, delivery and performance of this Agreement by Evans and the consummation of the transactions contemplated hereby shall have been duly and validly taken, and a good standing certificate and certified copies of all directors and shareholder resolutions authorizing the execution and delivery of this

                                       46                                 PART E


          Agreement and the consummation of the transactions contemplated hereby shall be delivered to the Purchasers.

     (d) All corporate and other proceedings in connection with the transactions contemplated and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers' Solicitors, and Evans shall have made available to the Purchasers for examination the originals or true, complete and correct copies of all records and documents relating to the Operations and the Assets which the Purchasers may reasonably request.

     (e) L-P Engineered Wood shall have received a private ruling from the British Columbia Consumer Taxation Branch confirming the availability of an exemption from the payment of social services taxes pursuant to the SOCIAL SERVICE TAX ACT (British Columbia) in respect of the conveyance of the Evans Equipment hereunder. L-P Engineered Wood agrees that the ruling request will be made forthwith after the date of this Agreement and that the Evans' Solicitors will be afforded an opportunity to review and comment upon the form of the ruling request before it is submitted.

     (f) All consents or approvals required to be obtained by Evans or the Purchasers or both for the purpose of selling, assigning or transferring the Assets shall have been obtained with such consents and/or approvals being on terms and conditions satisfactory to the Purchasers.

     (g) The Ministry of Forests shall have consented to the assignment of the Forest Tenures and any requirements imposed by the Minister of Forests for British Columbia as a condition of his consenting to the transfer of the Forest Tenures to L-P Engineered Wood shall not, in L-P Engineered Wood's opinion, acting reasonably, materially reduce the value of the Forest Tenures or have a material adverse effect on the Operations or on any other forest industry operations of L-P Engineered Wood's or its Affiliates' in British Columbia, provided that the following requirements shall be deemed not to materially reduce the value of such tenures or have a Material Adverse Effect:

          (i) the reduction by 5% of the allowable annual cut under the replaceable licences included in the Forest Tenures as provided in Section 56 of the FOREST ACT and the requirement to obtain and submit an independent current appraisal of the value of the timber within the timber licences included in the Forest Tenures and payment to the Crown of 5% of the value of that timber as provided in Section 56 of the FOREST ACT;

          (ii) confirmation by L-P Engineered Wood of:

                    A. maintenance of cut control requirements under the Forest Tenures;

                    B. continued operation of the timber processing facilities included in the Assets;

                                       47                                 PART E


                    C. acceptance of all obligations of the licensee under the Forest Tenures; and

                    D. participation in programs as required by, and compliance with operational requirements of, the Ministry of Forests for British Columbia applicable generally to the forest industry.

     (h) Consent shall have been received from the Minister of Foreign Affairs to the transfer to L-P Engineered Wood of the softwood lumber quota allocation associated with the Operations on terms satisfactory to L-P Engineered Wood.

     (i) L-P Engineered Wood shall have reached an agreement with both Messrs. Len Pettman and Manson Galligan for employment with L-P Engineered Wood, on terms and conditions satisfactory to L-P Engineered Wood.

     (j) L-P Engineered Wood shall have received evidence satisfactory to it that no liabilities or obligations arising out of any plans or arrangements developed by the Job Protection Commission of the Province of British Columbia, whether actual or contingent, exist or may attach to the Assets or the Operations after the Closing Date.

     (k) Evans shall have furnished the Purchasers with all documents and other items required under Sections 18.2 together with such other and further documents and certificates, including certificates of Evans' officers and others, as the Purchasers shall reasonably request in light of customary practice in transactions of this kind to evidence compliance with the conditions in this Agreement.

     (l) No material damage shall have occurred to any of the Assets to the extent that such damage or loss is not:

          (i)   repaired by the Closing Date; or

          (ii) covered by insurance proceeds which are assigned to the Purchasers at Closing and which are not included in the Working Capital Assets; or

          (iii) included in the Working Capital Liabilities or the Assumed Evans Liabilities.

     (m) L-P Engineered is satisfied that all liabilities and obligations of Evans in respect of the security interests identified as Permitted Encumbrances on Appendix A of Schedule 2.1(by) by (2) and which remain registered against any of the Assets at the time of Closing, if any, have been fully paid and satisfied.

     (n) L-P Engineered Wood is satisfied that it will have no liability after Closing and that the Assets will be subject to no Lien after Closing in respect of any Claim by Emerald Coast Timber Ltd., the Workers' Compensation Board or the Employment Standards Branch.

                                       48                                 PART E


17.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF EVANS. Evans' obligations under this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived at the option of
Evans:

     (a) There shall have been no material breach by the Purchasers or L-P Canada in the performance of any of their covenants.

     (b) The representations and warranties of the Purchasers and L-P Canada contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

     (c) All corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Purchasers and L-P Canada and the consummation of the transactions contemplated shall have been duly and validly taken.

     (d) All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Evans' Solicitors.

     (e) The Purchasers and L-P Canada shall have furnished Evans with all documents and other items required under Sections 18.3, 18.4 and 18.5 together with such other and further documents and certificates, including certificates of the Purchasers' or L-P Canada's officers and others, as Evans shall reasonably request in light of customary practice in transactions of this kind to evidence compliance with the conditions in this Agreement.

     (f) L-P Engineered Wood shall have offered employment to salaried employees of Evans and shall assume the obligations and liabilities of Evans in respect of disability, salary and other benefits to the specified individuals in accordance with Section 13.5.

     (g) Other than requirements imposed on Evans to fulfil obligations of Evans existing as at the date of this Agreement, no requirements imposed by the Minister of Forests for British Columbia as a condition of his or her consenting to the transfer of the Forest Tenures to L-P Engineered Wood to the extent that they directly affect Evans, shall, in Evans' opinion, acting reasonably, have a Material Adverse Effect.

17.3. MUTUAL CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS. The obligation of each of the parties under this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, none of which may be waived by any party hereto unless also waived by all other parties:

     (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the sale or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall

                                       49                                 PART E


          have been enacted, entered, promulgated or enforced by any Authority which prohibits, restricts or makes illegal the proposed transaction.

     (b) The applicable waiting period, including any extensions, under the HSR Act and the Competition Act shall have expired or been terminated and none of the Department of Justice (U.S.), the Federal Trade Commission nor the Competition Tribunal shall have taken any action to enjoin or delay the consummation of the transactions contemplated.

     (c) Consent having been received from Trus Joist MacMillan to the assignment by Evans to L-P Engineered Wood on the Closing Date of the Trus Joist Sales Agreement, including without limitation, a covenant from Trus Joist MacMillan to assign title to the Trus Joist Scarfer directly to L-P Engineered Wood pursuant to the terms of the Trus Joist Sales Agreement on April 30, 2000.

18. CLOSING PROCEDURE

18.1. THE CLOSING. The completion of the sale of the Evans Assets and the SLEC Assets shall be consummated at the offices of the Purchasers' Solicitors at 10 o'clock in the forenoon, local time, on October 31, 1999, or at such other place, date and/or time as the parties may agree, but in any case, after all conditions to Closing have been met, including the conditions specified in Sections 15 and 16 hereof (the "Closing Date").

18.2. EVANS' DELIVERIES AT CLOSING. Subject to the terms and conditions of this Agreement, Evans shall deliver the following at or before the Closing:

     (a) to the Purchasers and L-P Canada, in form satisfactory to the Purchasers' Solicitors, acting reasonably:

          (i) all transfers, bills of sale, assignments and other deeds which are required to transfer the Assets and the Operations to L-P Engineered Wood or as the Purchasers may direct and in registrable form, where applicable;

          (ii) executed consents to the transfer of the Assumed Contracts, including the Assumed Capital Leases, and other agreements or Permits to L-P Engineered Wood, where required;

          (iii) all other instruments in such form as may be reasonably requested by L-P Engineered Wood to vest in L-P Engineered Wood fully all of Evans' right, title and interest in the Evans Assets and the Operations;

          (iv)  a Solicitors Opinion from Evans' Solicitors;

          (v) certified copies of resolutions of the directors of Evans and of a special resolution of the members of Evans authorizing the entering into of this Agreement and the sale of the Assets as contemplated by this Agreement;

                                       50                                 PART E


          (vi) a certificate of an officer of Evans as to the accuracy of Evans' representations and warranties as of the Closing Date and the performance of the covenants and agreements of Evans to be performed at or before the Closing Date, with particulars of any inaccuracy or non-performance;

          (vii)  physical possession of the Evans Assets and the SLEC Assets;

          (viii) an executed copy of the Escrow Agreement;

          (ix)   the Books and Records;

          (x)    the executed Promissory Note;

          (xi) all other instruments in such form as may be reasonably requested by L-P Dawson Creek to vest in L-P Dawson Creek fully all of Evans' right, title and interest in the SLEC Assets; and

          (xii) all such other instruments as may be reasonably requested by the Purchasers to consummate the transactions contemplated;

     (b)  to the Escrow Agent, an executed copy of the Escrow Agreement.

18.3. L-P ENGINEERED WOOD'S DELIVERIES AT CLOSING. Subject to the terms and conditions of this Agreement, L-P Engineered Wood shall deliver the following at the Closing:

     (a)  to Evans:

          (i)    a Solicitors Opinion from the Purchasers' Solicitors;

          (ii) the Estimated Residual Evans Assets Purchase Price less the Adjustment Holdback and the Indemnity Holdback;

          (iii)  the assumption and indemnity agreement(s) provided for in
                 Section 7.1 to confirm the assumption by L-P Engineered Wood and L-P Canada of the Working Capital Liabilities, the Assumed Evans Liabilities and the Assumed Evans Obligations;

          (iv)   the Preferred Shares required in accordance with Section 4.4;

          (v) a certified copy of a resolution of the directors of L-P Engineered Wood authorizing the purchase of the Evans Assets and the assumption of the Assumed Evans Liabilities and the Assumed Evans Obligations as contemplated by this Agreement;

          (vi)   an executed copy of the Escrow Agreement; and

          (vii) all such other instruments as may be reasonably requested by Evans to consummate the transactions contemplated;

     (b)  to the Escrow Agent:

                                       51                                 PART E


          (i)    the Adjustment Holdback;

          (ii)   the Indemnity Holdback; and

          (iii)  an executed copy of the Escrow Agreement.

18.4. L-P DAWSON CREEK'S DELIVERIES AT CLOSING. Subject to the terms and conditions of this Agreement, L-P Dawson Creek shall deliver the following at the Closing:

     (a)  to Evans:

          (i)    a Solicitors Opinion from the Purchasers' Solicitors;

          (ii)   the SLEC Purchase Price;

          (iii) a certified copy of a resolution of the directors of L-P Dawson Creek authorizing the purchase of the SLEC Assets as contemplated by this Agreement;

          (iv)   an executed copy of the Escrow Agreement; and

          (v) all such other instruments as may be reasonably requested by Evans to consummate the transactions contemplated;

     (b)  to the Escrow Agent, an executed copy of the Escrow Agreement.

18.5. L-P CANADA'S DELIVERIES AT CLOSING. Subject to the terms and conditions of this Agreement, L-P Canada shall deliver the following at the Closing:

     (a)  to Evans:

          (i)    a Solicitors Opinion from the Purchasers' Solicitors;

          (ii)   the assumption and indemnity agreement(s) provided for in
                 Section 7.1 to guarantee the assumption by L-P Engineered Wood of the Working Capital Obligations, the Assumed Evans Liabilities, the Assumed Liabilities and the Assumed Evans Obligations;

          (iii) a certified copy of a resolution of the directors of L-P Canada authorizing the execution and delivery by L-P Canada of the assumption and indemnity agreements and the making of the Loan as contemplated by this Agreement;

          (iv)   the Loan; and

          (v) all such other instruments as may be reasonably requested by Evans to consummate the transactions contemplated.

                                       52                                 PART E


18.6. PUBLIC ANNOUNCEMENT. The Purchasers and Evans each shall have the right to approve any press release or other public announcement by any of the parties concerning the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, which approval shall not be unreasonably withheld. For this reason, each party shall provide the other parties with copies of any such proposed announcement at a reasonable time in advance of the intended publication thereof. Evans and the Purchasers agree to make a good faith effort to cause any such announcements to be made jointly.

19. TERMINATION

19.1. EVENTS OF TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing:

     (a)  By mutual written consent of the Purchasers and Evans;

     (b) By any party if the Closing has not occurred prior to November 30, 1999 or such later date as the parties shall mutually approve and such non-occurrence shall not be due to any failure of such party to perform its obligations hereunder;

     (c) By Evans or by the Purchasers if the other party shall have failed to comply in any material respect with any of the provisions of this Agreement for a period of twenty (20) days after the other party shall have notified the noncomplying party of such failure to comply in writing, or if there shall have occurred any event, development or circumstance prior to the Closing which is beyond the control of the parties and which has a Material Adverse Effect.

19.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 19.1, this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Purchasers, Evans or L-P Canada (or any of their respective directors, officers, employees, agents or representatives); provided that such termination shall not relieve the Purchasers, Evans or L-P Canada from any liability for any intentional breach of any covenant or agreement contained in this Agreement.

19.3. SPECIFIC PERFORMANCE. The parties acknowledge that damages may be an inadequate remedy for a breach of this Agreement and that the obligations of the parties shall be specifically enforceable, but the availability of specific performance shall in no way limit the availability of damages.

20. MISCELLANEOUS

20.1. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  If to L-P Engineered Wood to:

                                       53                                 PART E


                  Louisiana-Pacific Canada
                       Engineered Wood Products Ltd.
                  111 S.W.  Fifth Avenue
                  U.S Bancorp Tower
                  Portland, Oregon 97204
                  Attn: Director, Engineered Wood Products
                  Telecopy: (503) 796-0203

                  With a copy to:

                  Louisiana-Pacific Corporation
                  111 S.W.  Fifth Avenue
                  U.S.  Bancorp Tower
                  Portland, Oregon 97204
                  Attn: General Counsel
                  Telecopy: (503) 796-0323

                  and:

                  Russell & DuMoulin
                  Barristers & Solicitors
                  2100 - 1075 West Georgia Street
                  Vancouver, B.C.  V6E 3G2
                  Attn:  John S. McKercher
                  Telecopy:  (604) 631-3232

     (b)  If to L-P Dawson Creek to:

                  Louisiana-Pacific Canada
                       Dawson Creek Ltd.
                  111 S.W.  Fifth Avenue
                  U.S Bancorp Tower
                  Portland, Oregon 97204
                  Attn: Director, Engineered Wood Products
                  Telecopy: (503) 796-0203

                  With a copy to:

                  Louisiana-Pacific Corporation
                  111 S.W.  Fifth Avenue
                  U.S.  Bancorp Tower
                  Portland, Oregon 97204
                  Attn: General Counsel
                  Telecopy: (503) 796-0323

                                       54                                 PART E


                  and:

                  Russell & DuMoulin
                  Barristers & Solicitors
                  2100 - 1075 West Georgia Street
                  Vancouver, B.C.  V6E 3G2
                  Attn:  John S. McKercher
                  Telecopy:  (604) 631-3232

     (c)  If to L-P Canada to:

                  Louisiana-Pacific Canada Ltd.
                  111 S.W.  Fifth Avenue
                  U.S Bancorp Tower
                  Portland, Oregon 97204
                  Attn: Director, Engineered Wood Products
                  Telecopy: (503) 796-0203

                  With a copy to:

                  Louisiana-Pacific Corporation
                  111 S.W.  Fifth Avenue
                  U.S.  Bancorp Tower
                  Portland, Oregon 97204
                  Attn: General Counsel
                  Telecopy: (503) 796-0323

                  and:

                  Russell & DuMoulin
                  Barristers & Solicitors
                  2100 - 1075 West Georgia Street
                  Vancouver, B.C.  V6E 3G2
                  Attn:  John S. McKercher
                  Telecopy:  (604) 631-3232

     (d)  If to Evans prior to Closing to:

                  Evans Forest Products Limited
                  P.O. Box 170
                  1221 - 10th Avenue North
                  Golden, B.C.
                  Canada  VOA 1HO
                  Attn:  President
                  Telecopy:  (250) 344-8870

                                       55                                 PART E


                  If to Evans after Closing to:

                  Evans Forest Products Limited
                  c/o St. Laurent Evans Canada Corp.
                  120 NE 136th Avenue
                  Suite 200
                  Vancouver, WA 98684
                  U.S.A.
                  Attn:  President
                  Telecopy:  (360) 944-4699

                  In each case with a copy to:

                  Lawson Lundell Lawson & McIntosh
                  1600-925 West Georgia Street
                  Vancouver, B.C.
                  Canada  V6C 3L2
                  Attn:  Gordon Chambers
                  Telecopy:  (604) 669-1620

or to such other address or addresses as any such party may from time to time designate for itself by like notice.

20.2. THE PURCHASERS' CONSENTS. Any consent which Evans is required to obtain from the Purchasers, or either of them, pursuant to this Agreement may be given by Becky Barckley or any other nominee of the Purchasers designated in writing to Evans by the Purchasers, or either of them.

20.3. EXPENSES. Except as otherwise expressly provided herein, each party shall pay any expenses incurred by it incident to this Agreement and in preparing to consummate the transactions provided for herein.

20.4. BROKERAGE. Each of the parties agrees to pay any brokerage fees, commissions or finders' fees owing to any broker or finder which it has employed in connection with the transactions contemplated by this Agreement.

20.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and enure to the benefit of each of the parties hereto and their respective successors and permitted assigns, but shall not be assignable or delegable in whole or in part without the prior written consent of all parties, which shall not be unreasonably withheld.

20.6. WAIVER. The parties, by written notice to the other parties, may (a) extend the time for performance of any of the obligations or other actions of the others under this Agreement, (b) waive any inaccuracies in the representations or warranties of the others contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any of the conditions or covenants of the others contained in this Agreement, or (d) waive or modify performance of any of the obligations of the others under this Agreement; provided, however, that no party may without the consent of the others make or grant such extension of time, waiver of inaccuracies or compliance, or waiver or modification of performance with respect to its own obligations, representations, warranties, conditions, or

                                       56                                 PART E


covenants hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any other representations, warranties, covenants or agreements contained in this Agreement and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

20.7. ENTIRE AGREEMENT. This Agreement, together with the Schedules, which are expressly incorporated herein, supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties (or by any director, officer or representative of such parties) relating to the matters contemplated. This Agreement, together with the Schedules, which are expressly incorporated herein, constitutes the entire agreement by and among the parties relating to the matters contemplated, and there are no agreements, representations or commitments, except as expressly set forth herein.

20.8. AMENDMENTS, SUPPLEMENTS. This Agreement may only be amended by the parties' written agreement.

20.9. DISCLOSURE. The parties acknowledge and agree that disclosure of information in any Schedule or other part of this Agreement constitutes disclosure for all purposes of this Agreement.

20.10. EXCLUSIVE APPLICABLE LAW. This Agreement is entered into in the Province of British Columbia and the legal relations among the parties shall be governed by and construed in accordance with the laws of the Province of British Columbia exclusively.

20.11. RECOVERY OF LITIGATION COSTS. If any legal action or other proceeding is brought by any party against any other party(ies) for the enforcement of this Agreement or because of an alleged dispute, default or misrepresentation in connection with the provisions of this Agreement, the prevailing party shall be entitled to recover from the such other party(ies) reasonable legal fees and other costs it has incurred in that action or proceeding, or on any appeal in addition to any other relief to which it may be entitled.

20.12. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative or unenforceable, the same shall not affect any other provision or render the same invalid, inoperative or unenforceable to any extent whatsoever.

20.13. ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, Evans agrees that it shall give the Purchasers and the Purchasers' authorized representatives access at all reasonable times to the Assets and the Books and Records. In addition, Evans covenants and agrees that the Purchasers and their authorized representatives may make such inspections as they may reasonably require and the Evans shall furnish to the Purchasers and their authorized representatives, as the case may be, such financial and operating data and other information with respect to the Assets as the Purchasers and their authorized representatives may reasonably request.

20.14. POST-CLOSING CO-OPERATION. After the Closing, upon reasonable notice, the Purchasers shall give Evans' officers, attorneys, accountants and other authorized representatives reasonable access, during normal business hours, to the Books and Records and the Purchasers shall permit such persons to examine and copy such Books and Records to the extent reasonably requested by Evans in connection with the preparation of the Evans' tax and financial reporting matters and other business purposes. After the Closing, the Purchasers

                                       57                                 PART E


shall cause their employees and agents to cooperate fully with Evans in connection with such reasonable examination and copying of such Books and Records.

20.15. DISPOSAL OF BOOKS AND RECORDS. The Purchasers agree that they shall preserve and keep the Books and Records in the Purchasers' possession for a period of at least six (6) years from the end of the fiscal year to which such Books or Records pertain. At the end of each fiscal year in which the Purchasers wish to dispose of any Books and Records, the Purchasers shall, at least 90 days before disposing of any of such Books and Records, provide written notice to such effect to Evans, and Evans shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such Books and Records as Evans may select.

20.16. FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts to: (a) obtain all necessary waivers, consents and approvals from other parties to leases and other Contracts being assigned to the Purchasers hereunder; (b) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, provincial or foreign law or Regulation including the consent of the Minister of Forests under the FOREST ACT; (c) lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated; (d) effect all necessary registrations and filings; and (e) fulfil all conditions to the obligations of the parties under this Agreement.

20.17. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

20.18. COUNTERPARTS. This Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date set forth below. Executed copies of this Agreement may be delivered by facsimile transmission and it shall not be necessary to confirm execution by delivery of originally executed documents.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by its duly authorized officers on the 23 day of August, 1999.

LOUISIANA-PACIFIC CANADA            EVANS FOREST PRODUCTS LIMITED.
ENGINEERED WOOD PRODUCTS LTD.

By:    /s/ William L. Hebert                By:    /s/ George St. Laurent
       --------------------------                  -----------------------------
Title:  Vice President                      Title:   Chairman
       --------------------------                  ---------------------------

                                       58                                 PART E


LOUISIANA-PACIFIC CANADA            LOUISIANA-PACIFIC CANADA LTD.
DAWSON CREEK LTD.

By:    /s/ William L. Hebert                By:    /s/ William L. Hebert
       --------------------------                  -----------------------------
Title:  Vice President                      Title:   Vice President
       --------------------------                  ---------------------------